RAIL CAR PURCHASE AND SALE AGREEMENT

THIS RAIL CAR PURCHASE AND SALE AGREEMENT (this "Agreement") dated as of August 4, 2004, by and between PLM Equipment Growth Fund Liquidating Trust, a grantor trust organized under the laws of the State of Delaware, PLM Equipment Growth Fund II Liquidating Trust, a grantor trust organized under the laws of the State of Delaware, and PLM Equipment Growth Fund IV Liquidating Trust, a grantor trust organized under the laws of the State of Delaware (each a "Seller" and collectively referred to as "Sellers"), each of the Sellers having an address c/o PLM Financial Services, Inc., One North LaSalle St., Suite 2700, Chicago, IL 60602, and Cypress Tankcar Leasing III, LLC, a California limited liability company, having its office at Bayside Plaza, 188 The Embarcadero, Suite 420, San Francisco, California 94105 ("Purchaser"). The obligations of the Sellers hereunder shall be several and not joint.

RECITALS

WHEREAS, each Seller desires to sell and Purchaser desires to purchase the rail cars owned by each Seller and more fully described on Schedule A hereto (each, a "Car" and, collectively, the "Cars"; and references to a Car and a Seller are references to those Cars owned by such Seller), on the terms and subject to the satisfaction of the conditions hereinafter set forth in this Agreement; and

WHEREAS, the Cars are leased to various lessees pursuant to various riders or schedules to lease agreements (each, a "Lease", collectively, the "Leases", and each lessee thereunder is referred to as a "Lessee") either directly by a Seller or by affiliates of Seller as agent, including PLM Equipment Growth Fund Canada Limited, a corporation organized under the laws of the Province of Alberta ("PLM Canada"), and PLM Investment Management, Inc., a California corporation ("PLM Investment"). The Leases are more fully described on Schedule B and Schedule C hereto; and

WHEREAS, in connection with the foregoing each Seller wishes to assign to Cypress Canada Management, Inc., a California corporation ("Cypress Canada"), and Purchaser shall cause Cypress Canada to accept and assume such assignment, all of such Seller's respective right, title, interest, duties and obligations in, to and under the Leases with respect to obligations arising, accruing or occurring thereunder from and after the Closing Date, on the terms and subject to the satisfaction of the conditions hereinafter set forth in this Agreement; and

WHEREAS, each Seller will cause PLM Canada and PLM Investment to acknowledge and agree to the assignment of the Leases to and the assumption of the Leases by Cypress Canada.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller and Purchaser hereby agree as follows:

AGREEMENT

1   PURCHASE AND SALE OF THE CARS; ASSIGNMENT AND ASSUMPTION OF WARRANTIES; ASSIGNMENT AND ASSUMPTION OF LEASES

On the Closing Date (as defined below), and subject to the terms and conditions of this Agreement:

1.1   Each Seller agrees to sell, and Purchaser agrees to purchase, all of such Seller’s respective right, title and interest in and to the Cars.

1.2   Each Seller agrees to assign to Purchaser, and Purchaser agrees to accept, all of such Seller’s respective right, title and interest in any and all assignable and subsisting warranties and indemnities given by any manufacturer, supplier or prior owner of any Car or part thereof to Seller or any predecessor in interest to Seller.

1.3   Each Seller agrees to assign to Cypress Canada, and Purchaser agrees to cause Cypress Canada to accept and assume, all the rights and obligations (including the covenant of quiet enjoyment) of each Seller as lessor under each of the Leases, including the rights and obligations, if any, of PLM Canada or PLM Investment thereunder, arising, accruing or occurring on or after the Closing Date.

1.4   Each Seller agrees to cause PLM Canada and PLM Investment to acknowledge and agree to the assignment of the Leases to and the assumption of the Leases by Cypress Canada.

2   PURCHASE PRICE

2.1   Purchase Price and Guarantee Fee.

(a)   The aggregate purchase price of the Cars shall be Eight Million Eight Hundred Four Thousand Four Hundred Forty-Eight Dollars and Fifty-Two Cents (US$8,804,448.52), subject to adjustment as set forth in Section 2.2 below (the "Purchase Price") and shall be allocated among the Sellers as set forth in Schedule A. Concurrently with the Closing and the delivery to Purchaser by MILPI Holdings, LLC, a Delaware limited liability company ("Guarantor"), of its Guarantee described in Section 3.1(s), Purchaser shall pay to Guarantor a guarantee fee in the amount of One Million Four Hundred Sixty-Seven Thousand Four Hundred Eight Dollars and Nine Cents (US$1,467,408.09), subject to adjustment as set forth in Section 2.2 below (the "Guarantee Fee"). The Purchase Price shall be payable by Purchaser to each Seller, and the Guarantee Fee shall be payable by Purchaser to Guarantor, on the Closing Date in immediately available funds by wire transfer to the following account: Comerica Bank; ABA Number: 121-137-522; Account Name: PLM International, Inc.; Account Number: 189-153-3166.

(b)   Purchaser and Sellers hereby agree that notwithstanding the Closing Date of this Agreement, and for the purposes of this Section 2.1(b) and that certain Management Agreement, dated the Closing Date, between Purchaser, Cypress Canada and Transportation Equipment-PLM LLC (the "Manager" and the "Management Agreement"), (but separately stated), Purchaser shall be deemed to be the owner of the Cars as of July 1, 2004. All Gross Revenues, including without limitation the Leases' fixed rental payments, and all Operating Expenses, each of such terms being defined below, accrued during the period on and after July 1, 2004 with respect to the Cars and the related Leases purchased and assigned hereunder, shall be for the account of Purchaser, regardless of whether any such amounts have been collected or paid, respectively, by Sellers on or prior to the Closing Date ("Purchaser's Net Revenue Allocation"). On or prior to August 27, 2004, as part of the normal monthly reports to be provided pursuant to the Management Agreement, Sellers shall deliver to Purchaser an accounting of Gross Revenues and Operating Expenses for the month of July 2004, along with Sellers' calculation of Purchaser's Net Revenue Allocation. Such accounting shall be substantially in form and content as the monthly reports required to be provided to Owner (as defined in the Management Agreement) pursuant to Section 14 of the Management Agreement. Concurrently with the delivery of such accounting, Sellers shall pay to Purchaser an amount equal to Purchaser's Net Revenue Allocation for such month of July 2004. Purchaser shall have the right, at Purchaser's expense, to audit such accounting and each Seller's records relating thereto.

2.2   Adjustments to Purchase Price and Guarantee Fee. The Purchase Price shall be reduced by:

(a)   the Purchase Price of any Car not sold to Purchaser at Closing as described in Sections 3.4(a) or 3.4(b)(ii) hereof, such Purchase Price for a particular Car being set forth in Schedule A. The foregoing described reduction in Purchase Price shall be the sole and exclusive remedy of Purchaser with respect to the events described in Section 3.4(a) or Section 3.4(b)(ii) hereof and Purchaser shall not have any other remedy against any Seller for any breach as a result of such Seller's failure to convey title to said Car to Purchaser;

(b)   Notwithstanding any provision of Section 2.1(b) to the contrary, any cost or expense incurred prior to July 1, 2004, or incurred on or after July 1, 2004, and charged to Purchaser for the transportation, repair and rental abatement of all Cars that, as of July 1, 2004, to each Seller's knowledge, after reasonable inquiry (which shall not include any inspection of the Cars by such Seller or any of its affiliates), are in need of repairs (whether in repair shops or on route thereto, or in storage or on route to storage awaiting disposition to repair shops) (such Cars being referred to as "Repair Cars" and are set forth on Schedule D) shall be paid by the Seller of such Cars. If the amount of any such cost or expense is not finally determinable on the Closing Date, the parties shall agree to an estimated amount thereof which shall be applied on the Closing Date as a reduction of the Purchase Price, and, at such time as the repairs to all Repair Cars shall have been completed (but in no event more than thirty (30) days after the Closing Date), the parties shall agree upon a reconciliation of such estimate with such actual costs and expenses paid and/or charged or chargeable to Purchaser, and Purchaser shall pay to Sellers promptly any excess of such estimate over such actual costs and expenses, and Sellers shall pay to Purchaser promptly any excess of such actual costs and expenses over such estimate (and the failure of Purchaser and Sellers to agree to such estimate shall not affect Sellers' obligation to pay such expenses);

(c)   Any additional direct expense and additional indirect overhead (excluding, however, maintenance, property taxes, insurance, the Management Fee and any rental abatement) not expressly referenced and included in the PLM Financial Model - Investor Model GF 124 060804 spreadsheet provided to Purchaser on or about June 23, 2004, which, pursuant to the Management Agreement, is required to be paid directly by Purchaser, or by the Manager on behalf of Purchaser, or with respect to which Purchaser is required to reimburse the Manager, any Lessee or any other person with respect to the period commencing on July 1, 2004; and
The Purchase Price shall be increased by an amount, if any, equal to simple interest, calculated at a rate equal to ten percent (10%) per annum, accrued on the Purchase Price from August 4, 2004 to the Closing Date, as so reduced pursuant to Sections 2.2(a), (b) and (c).

(d)   "Gross Revenues" shall have the meaning set forth in the Management Agreement.

(e)   "Operating Expenses" shall have the meaning set forth in the Management Agreement; provided, that, (i) mileage equalization charges paid by a Seller related to usage of any Car prior to July 1, 2004, and (ii) any shop credits and rental adjustments due to any Lessee or user of a Car with respect to any period prior to July 1, 2004 or with respect to any Repair Cars (irrespective of whether such credits or rental adjustments are with respect to any period prior to or after July 1, 2004), shall be for Sellers' account, regardless of when paid and shall not be included in Operating Expenses chargeable to Purchaser at any time; provided, further, that for purposes of the post July 1, 2004 period with respect to Purchaser, "Operating Expenses" shall include, without duplication, the Management Fee payable pursuant to Section 7(a) of the Management Agreement.

If the Purchase Price shall be increased, the Guarantee Fee shall be increased, and if the Purchase Price shall be decreased, the Guarantee Fee shall be decreased, in each applicable case by the same percent as the increase or decrease to the Purchase Price.

3   CLOSING

The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place on or before August 4, 2004 (the actual date of the Closing is hereinafter referred to as the "Closing Date") at 10:00 a.m., Pacific time, at the offices of Purchaser’s counsel or at such other time or place as shall be determined by the parties hereto. Time is of the essence.

3.1   Purchaser’s Obligations. The obligation of Purchaser to proceed with the Closing with respect to any Car is conditioned upon the occurrence or completion of the following, or the waiver by Purchaser thereof, with respect to all Cars (except as provided in Sections 2.2(a)) on or before the Closing Date:

(a)   The delivery by each Seller to Purchaser of a duly executed warranty bill of sale in substantially the form of Exhibit A attached hereto (the "Bill of Sale");

(b)   The delivery by each Seller to Cypress Canada of an assignment and assumption of leases agreement duly executed by each Seller, and duly acknowledged and agreed to by PLM Canada and PLM Investment, in substantially the form of Exhibit B attached hereto (the "Assignment and Assumption Agreement");

(c)   The representations and warranties of each Seller contained herein shall be true and correct on and as of the Closing Date, as if such representations and warranties were made by such Seller as of the Closing Date, and such Seller shall have delivered to Purchaser a certificate certifying same;

(d)   Each Seller shall have performed and complied with all of its covenants and obligations hereunder that are to be performed or complied with by such Seller on or prior to the Closing Date.

(e)   The delivery by each Seller to Purchaser of evidence reasonably acceptable to Purchaser that all actions have been taken by such Seller, its trustees and, if required, beneficiaries, and its managers to authorize the execution and delivery of this Agreement and the transactions contemplated hereby, together with an incumbency certificate regarding the incumbency and authority of the persons executing same on behalf of such Seller;

(f)   The delivery by each Seller to Purchaser or Purchaser’s designee of the original chattel paper counterpart of each Lease executed by each Lessee, unless equipment other than the Cars shall be leased to the Lessee, as applicable, pursuant to a rider or schedule to such Lease which includes the Cars to be acquired by Purchaser, in which case the Manager shall confirm that it has possession of, and shall retain, such chattel paper counterpart as Purchaser's agent, for the benefit of Purchaser and each other owner of equipment leased thereunder;

(g)   The delivery to Purchaser of legal opinions of counsel to Sellers, Manager and Guarantor, each to be in form and substance acceptable to Purchaser;

(h)   Receipt by Purchaser of Surface Transportation Board ("STB") and Canadian Registrar General search reports and reports issued by any other applicable regulatory agency confirming the applicable representations and warranties of Sellers contained herein and opinions of Purchaser's special counsels with respect to the results of such searches, in form and content acceptable to Purchaser, and provisions for the filing on the Closing Date of the assignment of the Leases from Sellers to Cypress Canada, shall have been made with the STB in accordance with 49 U.S.C. Section 11301 and with the Registrar General of Canada, and in such other places as Purchaser’s special counsels shall have advised Purchaser are necessary;

(i)   The delivery by Sellers to Purchaser, with respect to each Car, of (i) AAR Form 88-C-1, and (ii) a list of all Repair Cars and a list of all Cars in storage, each as of the Closing Date, attached hereto as Schedule D;

(j)   The execution and delivery (i) by Purchaser, Cypress Canada and the Manager of the Management Agreement, in form and content acceptable to Purchaser, and (ii) by Purchaser and Cypress Canada of an agreement whereby Purchaser and Cypress Canada shall become Principals pursuant to that certain Escrow Agreement dated as of May 1, 2003, among PLM International, Inc. ("PLMI") and various "Principals" (as such term is defined therein) (the "Escrow Agreement"), in form and content acceptable to Purchaser;

(k)   The receipt of all applicable approvals, consents, waivers or withholdings from objection of any government entity, authority, agency or subdivision thereof, relating to the transactions contemplated hereby;

(l)   There shall not have occurred any material adverse change in or with respect to the business, financial condition, or prospects of the Manager, PLMI, PLM Canada or Guarantor;

(m)   There shall have not occurred any material adverse change in the business or financial condition of any Lessee;

(n)   The delivery to Purchaser of certificate(s) of insurance, satisfactory to Purchaser, confirming that Purchaser and Cypress Canada are, or effective upon the Closing Date, will become, additional insured parties under the public liability insurance, and loss payees under the property damage insurance, required to be maintained by Manager in accordance with the provisions of the Management Agreement;

(o)   No Lease shall have been amended or modified (except as described on Schedule C hereto), nor shall there have been granted any waiver of the performance of any party thereto, for which Purchaser’s prior written approval shall not have been obtained;

(p)   The delivery to Purchaser of the guarantee of Guarantor, in form and content satisfactory to Purchaser, of the obligations of (i) Manager under the Management Agreement, (ii) of PLM Canada and PLM Investment under the Assignment and Assumption Agreement, (iii) of PLMI as escrow agent pursuant to the Escrow Agreement, and (iv) of each Seller under this Agreement (the "Guarantee");

(q)   The delivery to Purchaser of an acknowledgment executed by Comerica Bank, as lender and as agent, and from PFF Bank & Trust, First Bank & Trust, First State Bank as lenders, in form and content satisfactory to Purchaser, and UCC-3 termination statements from Comerica Bank, PFF Bank & Trust, First Bank & Trust and First State Bank, releasing any security interest and lien in the Cars, the Leases and any funds of Purchaser or Cypress Canada collected pursuant to the Management Agreement;

(r)   The delivery by each Seller to Purchaser of an executed certificate certifying that the copies of the Leases previously delivered to Purchaser are true, correct and complete; and

(s)   The delivery by PLM Canada and PLMI to Purchaser of evidence reasonably acceptable to Purchaser that all company actions have been taken by PLM Canada to authorize the execution and delivery of the Leases and the Assignment and Assumption Agreement and the transactions contemplated thereby, together with an incumbency certificate regarding the incumbency and authority of the officers of PLM Canada. Seller shall deliver to Purchaser a certificate of good standing or equivalent from Alberta, Canada with respect to PLM Canada.

3.2   Sellers' Obligations. The obligation of Sellers to proceed with the Closing is conditioned on the occurrence or completion of the following, or the waiver by Sellers thereof, on or before the Closing Date:

(a)   The delivery by Purchaser to each Seller of the respective Purchase Price and the delivery by Purchaser to Guarantor of the Guarantee Fee;

(b)   The delivery to each Seller of the Assignment and Assumption Agreement, duly executed by Purchaser;

(c)   The execution and delivery by Purchaser, Cypress Canada and the Manager of the Management Agreement, in form and content acceptable to the Manager;

(d)   The representations and warranties of Purchaser contained herein shall be true and correct on and as of the Closing Date, as if such representations were made by Purchaser as of the Closing Date, and Purchaser shall have delivered to Sellers a certificate certifying same;

(e)   The delivery by Purchaser to Sellers of evidence reasonably acceptable to Sellers that all limited liability company actions have been taken by Purchaser to authorize the execution and delivery of this Agreement and the transactions contemplated hereby, together with an incumbency certificate regarding the incumbency of Purchaser's Manager;

(f)   The delivery by Purchaser to Sellers of a legal opinion of Purchaser’s counsel, in form and substance reasonably acceptable to Sellers;

(g)   The receipt of all applicable approvals, consents, waivers or withholdings from objection of any government entity, authority, agency or subdivision thereof, relating to the transactions contemplated hereby; and

(h)   The performance by Purchaser or Purchaser’s compliance with all of Purchaser’s other obligations under this Agreement that are to be performed or complied with by it on or prior to the Closing Date.

3.3   Closing Date. Each party hereto agrees and covenants to use all reasonable efforts to satisfy its obligations hereunder and to close the transactions contemplated hereby on or before the Closing Date.

3.4   Removal of Cars; Insurance Payments.

(a)   Sellers and Purchaser hereby agree that if any Seller is unable at Closing to deliver certain Cars or to assign the related Leases in compliance with the representations and warranties contained in Section 5.1(d) hereof (except by reason of the events described in subsection (b) hereof), such Cars and, to the extent required, the related Leases, shall be severed from the Closing and the Purchase Price shall be reduced in the manner described in Section 2.2(a) to reflect the same and, except for the Purchase Price reduction, neither party hereto shall have any further liability or obligation to the other with respect to such change. Following the Closing, if Purchaser shall determine that any representation or warranty of Sellers with respect to a Car, including without limitation, Sellers' representation and warranty set forth in Section 5.1(k) was untrue or incorrect in any material respect when made, (i) Purchaser shall have the right, by delivery of written notice to Sellers, to reconvey title to such Car to Sellers and to receive from Sellers (A) all consideration paid by Purchaser to Sellers for such Car plus (B) interest thereupon at a rate of thirteen percent (13%) per annum from the Closing Date to the date when paid by Sellers, less (C) any Net Earnings, as defined in the Management Agreement, distributed to Owner (as defined in the Management Agreement) by Manager with respect to such Car, (ii) Seller shall cause Manager to execute an appropriate amendment to the Management Agreement to exclude such Car therefrom, as of the Closing Date, and (iii) Sellers shall indemnify and hold Purchaser and Cypress Canada harmless from any loss, cost or expense incurred by Purchaser in connection therewith or arising from the ownership, use or operation of such Car on or after the Closing Date.

    (b)      (i)  A "Casualty Occurrence" with respect to a Car occurs if (i) a Car was stolen or destroyed, damaged beyond economic repair or otherwise rendered permanently unfit for use (including, without limitation, use in unrestricted interchange) from any cause whatsoever, or taken or requisitioned by condemnation or otherwise, or (ii) a Car is deemed to have suffered a "total loss" or "total casualty" under the terms of any applicable Lease. A "Partial Casualty Occurrence" with respect to a Car occurs if a Car suffers any damage not involving a Casualty Occurrence.

(ii)   If, prior to the Closing Date, a Car has suffered a Casualty Occurrence known to a Seller and such Seller has notified Purchaser in writing of such Casualty Occurrence, such Seller shall withdraw such Car from this Agreement and Purchaser shall have no right to purchase such Car, such Seller shall retain all rights with respect to any casualty proceeds or other payments (collectively, "Casualty Proceeds") subsequently received by such Seller from any third parties in respect of such Casualty Occurrence and the Purchase Price shall be reduced as set forth in Section 2.2(a) with respect to each such Car. A Seller is not obligated, nor does it have a right, to withdraw a Car from this Agreement in the event of a Partial Casualty Occurrence, and Purchaser is obligated to purchase each such Car, except that a Seller shall be obligated to pay over to Purchaser promptly upon receipt any insurance proceeds or other payments paid by a Lessee or any third parties in respect of such Partial Casualty Occurrence relating thereto, whether such Partial Casualty Occurrence occurred or was discovered prior to or after the Closing Date.

(iii)   If, following the Closing Date, either party discovers that a Car had suffered a Casualty Occurrence prior to the Closing Date and was not withdrawn pursuant to subsection (ii) of this Section 3.4(b), no modification of this Agreement or the Purchase Price shall be required, all rights with respect to such Car shall belong to Purchaser, and Purchaser shall retain all Casualty Proceeds paid or receivable from a Lessee or any third parties in respect of such Casualty Occurrence.

(iv)   To the extent Purchaser or Cypress Canada or any Seller receives any payment from any source with respect to a Casualty Occurrence for any Car removed to which a Seller is entitled (pursuant to Section 3.4(b)(ii)), or for any Car to which Purchaser is entitled (pursuant to Section 3.4(b)(iii)), Seller, Purchaser or Cypress Canada, as applicable, shall hold all such funds in trust and not commingle same with its own funds and shall forthwith pay to the other party, within five (5) business days after receipt an amount equal to such payment, with interest thereupon at a rate of ten percent (10%) per annum from the due date to the date when paid.

3.5   Post Closing Matters. Sellers will cooperate with Purchaser and will use commercially reasonable efforts to obtain executed estoppels and acknowledgments, in form and content acceptable to Purchaser, from certain Lessees designated by Purchaser and guarantors, if applicable, with respect to all Leases. On or prior to August 31, 2004, Sellers shall either (i) deliver to Purchaser the acknowledgment letter described in Section 3.1(q) (the "Bank Letter"), duly executed by PFF Bank & Trust ("PFF"), or (ii) cause such actions to be taken as shall be necessary or required to authorize, or confirm the authority of, Comerica Bank, NA, as Agent ("Agent"), to execute the Bank Letter on behalf of PFF, as a loan participant, and deliver the Bank Letter to Purchaser, duly executed in such manner by Agent, or (iii) take such actions as shall be necessary to remove PFF as a loan participant under those credit agreements, in which PFF is a participating lender, described in the Bank Letter, as delivered to Purchaser on the Closing Date.

4   TAXES

Sellers shall pay all sales, use, property and transfer or other similar taxes, if any, due as a result of the ownership of the Cars on or prior to the Closing Date. Sellers shall pay when due all sales, use, property and transfer or other similar taxes (excluding net income or comparable gross receipts taxes), if any, due upon or as a result of the sale of the Cars or the assignment of the Leases to Cypress Canada pursuant to this Agreement. Each Seller shall have the right, at its sole cost and expense, to contest in good faith and by appropriate proceedings the imposition of any such taxes and in the event of any such contest, each Seller shall indemnify and hold Purchaser harmless from any and all claims, liabilities, penalties, interest and costs (including reasonable attorneys’ fees) that may occur by reason thereof. Except as provided in the second sentence of this Section 4, Purchaser shall pay all other sales, use, property and transfer or other similar taxes due as a result of the ownership of the Cars from and after the Closing Date. The parties hereto shall cooperate to minimize or eliminate any and all such taxes.

5   REPRESENTATIONS AND WARRANTIES

5.1   Representations of Sellers. Each Seller hereby represents and warrants to Purchaser as of the date hereof and as of the Closing Date that:

(a)   Seller is a grantor trust duly organized, validly existing and in good standing under the laws of the State of Delaware. Seller has the power and authority to execute, acknowledge, agree to and deliver on behalf of Seller this Agreement, the Bill of Sale, the Assignment and Assumption Agreement and each other document and instrument executed and delivered in connection herewith (collectively, the "Transaction Documents") to which Seller is a party to, and to perform the terms hereof and thereof. PLM Canada and PLM Investment have the power and authority to execute, acknowledge, agree to and deliver on behalf of PLM Canada and PLM Investment, respectively, the Assignment and Assumption Agreement which they are executing and to perform the terms hereof and thereof.

(b)   Each of the Transaction Documents to which Seller is a party, or to which PLM Canada or PLM Investment are acknowledging and agreeing to, have been duly authorized by all necessary trust action or corporate action on the part of Seller, PLM Canada or PLM Investment, as applicable, and have been, or upon their execution and delivery will be, duly executed and delivered by Seller, PLM Canada or PLM Investment, as applicable, and neither the execution and delivery of any of such Transaction Documents nor the consummation of the transactions contemplated therein, nor compliance by Seller, or PLM Canada or PLM Investment, as applicable, with any of the terms and provisions thereof, will contravene or result in any breach of or constitute any default under, any indenture, mortgage, loan or credit agreement, trust agreement or other agreement or instrument to which Seller, PLM Canada or PLM Investment is a party or by which Seller, PLM Canada or PLM Investment or their respective properties, may be bound or affected or by any applicable law.

(c)   Each of the Transaction Documents to which Seller is a party, or to which PLM Canada or PLM Investment are acknowledging and agreeing to, will, upon execution, constitute the legal, valid and binding obligations of Seller, PLM Canada or PLM Investment, as applicable, enforceable against Seller, PLM Canada or PLM Investment in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency or similar laws from time to time in effect which affect creditors’ rights generally.

(d)   Seller owns and, by the Bill of Sale and the Assignment and Assumption Agreement, shall transfer, respectively, good and marketable title to the Cars to Purchaser and all of its rights as the lessor under the Leases to Cypress Canada, free and clear of all security interests, liens, claims and encumbrances (collectively, "Liens") of any kind whatsoever, except for (i) the Leases, or (ii) Liens permitted by the Leases, the payment and discharge of which are the responsibility of the Lessee thereunder.

(e)   None of the execution, delivery or performance by Seller, or PLM Canada or PLM Investment, as applicable, of the Transaction Documents or any other document or instrument required to be executed and delivered by Seller, or PLM Canada or PLM Investment, in connection herewith or therewith, nor the consummation by Seller, or PLM Canada or PLM Investment of any of the transactions contemplated hereby or thereby, requires (i) the consent, approval or authorization of, the giving of notice to, the registration, recording or filing of any documents with, or the taking of any other action in respect of, any governmental authority, or (ii) the approval or consent of any trustee, holders of any indebtedness of Seller, PLM Canada, PLM Investment or any other person, except such as have been obtained or effected on or prior to the effective date hereof or, if so permitted, the Closing Date, and which shall remain in full force and effect on the Closing Date, and copies of same shall have been delivered to Purchaser prior to the Closing Date.

(f)   The execution, delivery and performance of this Agreement will not create (with or without the giving of notice or lapse of time, or both) a default under any agreement, bond, note or indenture to which Seller is a party, or by which Seller is bound or any Seller's properties or assets are affected, or result in the imposition of any lien upon any of the properties or assets owned by Seller or used in connection with Seller's business.

(g)   None of Seller, PLM Canada or PLM Investment are, and on the Closing Date will not be, in default with respect to Seller's, PLM Canada's or PLM Investment's obligations under any Lease, nor does any condition exist, the existence of which, upon the giving of notice or the lapse of time, or both, would constitute such a default. In addition, on the date hereof and on the Closing Date, (i) to Seller's knowledge, no event of default under any Lease (or any guarantee issued with respect thereto) has occurred and is continuing on the part of the parties thereto other than Seller, PLM Canada or PLM Investment, (ii) no claims have been made by or on behalf of Seller, PLM Canada or PLM Investment (or to Seller’s knowledge, without due inquiry, any predecessor in interest to Seller as owner of the Cars) against any Lessee or any other person with respect to any Lease or the Cars and there are no amounts due and unpaid to Seller, PLM Canada or PLM Investment under the Leases, and (iii) to Seller's knowledge, without due inquiry, no claims have been made by or on behalf of any other person under or with respect to any Cars or the Leases.

(h)   Seller has delivered to Purchaser a true, correct and complete copy of each of the Leases, and all amendments and modifications thereto, each of which is referenced in the Underlying Documents List attached hereto as Schedule C. Seller’s, PLM Canada's and PLM Investment's signatures on the Leases are genuine and all signatures on the Leases of persons other than Seller, PLM Canada or PLM Investment are genuine. The Leases are, and on the Closing Date will be, in full force and effect and constitute the valid and binding obligations of Seller, PLM Canada or PLM Investment, and to Seller’s knowledge, without due inquiry, each Lessee and any other party thereto, enforceable in accordance with the terms thereof except as such obligations may be limited by bankruptcy, insolvency, reorganization, or other similar laws of general application affecting the enforcement of creditor or lessor rights. On the date hereof and on the Closing Date, other than the Leases, and except as set forth on the Underlying Documents List, and except for the Management Agreement, there are no other documents or agreements relating or material to any Car or any Lease that will affect or purport to bind Purchaser, Cypress Canada or any Car after the Closing Date. On the date hereof and on the Closing Date, except as disclosed in writing to Purchaser prior to the Closing Date and included in the Underlying Documents List, none of the Leases have been amended, modified, supplemented or waived, orally or in writing.

(i)   The fixed rentals remaining to be paid pursuant to the Leases are set forth in Schedule B attached hereto. No payments of fixed or other rentals have been paid in advance of the scheduled payment date therefor. No Lessee has delivered any security deposit or other amounts to be applied against such Lessee's obligations under the Leases, as applicable. The terms of the Leases expire on the dates set forth in Schedule B.

(j)   Except for the Management Agreement, there are no contracts, agreements, or understandings, whether written or oral, which provide for any residual sharing, remarketing or similar arrangements that would be binding upon or enforceable against the Purchaser, Cypress Canada, the Cars, the Leases, or the proceeds of any sale, lease or any disposition of any thereof.

(k)   The information set forth on Schedules A, B and C with respect to each Car is true and correct. The list of all Repair Cars and all Cars in storage as of the Closing Date, attached as Schedule D hereto, is true and correct.

(l)   Except as set forth in this Section 5.1, the Assignment and Assumption Agreements and the Bills of Sale, (a) SELLERS HAVE NEITHER HERETOFORE MADE, NOR DO THEY MAKE BY THIS AGREEMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS, ANY REPRESENTATIONS OR WARRANTIES, AND SELLERS ASSUME NO LIABILITY OR RESPONSIBILITIES WITH RESPECT TO THE COLLECTIBILITY OF ANY LEASES; and (b) with respect to the Cars, SELLERS CONVEY THE CARS ON AN "AS IS," "WHERE IS" BASIS, WITHOUT ANY WARRANTIES OR OTHER REPRESENTATIONS WHATSOEVER, WRITTEN OR ORAL, EXPRESS OR IMPLIED, WHETHER IN THIS AGREEMENT, ANY OF THE OTHER TRANSACTION DOCUMENTS, OR OTHERWISE, INCLUDING ANY REPRESENTATION OR WARRANTY OF MERCHANTABILITY, FITNESS FOR ANY PARTICULAR PURPOSE, OPERABILITY, DESIGN OR CONDITION OF, OR, AS TO THE QUALITY OR CAPACITY OF THE MATERIAL OR WORKMANSHIP OF THE CARS.

(m)   Sellers do not have physical possession of any of the Cars except for Repair Cars or Cars in storage.

(n)   Sellers have provided Purchaser with a copy of all notices received by Sellers, PLM Canada, PLM Investment, Manager or any of their affiliates, from any Regulatory Authority (as defined in the Management Agreement) with respect to the Cars, pursuant to which notices, to the extent such notices remain in effect, the owner of the Car is required to make an expenditure of Five Hundred Dollars ($500.00) or more or where the owner is required to take any other action material to the ownership of such Car which Sellers have not taken prior to the Closing Date.

(o)   The insurance policies that Manager maintains with respect to the Cars insures all Cars, including those Cars that are not currently on lease to any Lessee or are Repair Cars.

5.2   Representations of Purchaser. Purchaser hereby represents and warrants to Sellers as of the date hereof and as of the Closing Date that:

(a)   Purchaser's Manager is a corporation duly formed, validly existing and in good standing under the laws of the State of California. Purchaser is a limited liability company, duly formed and validly existing and in good standing under the laws of the State of California, having its registered office at its address set forth above. Purchaser's Manager has the power and authority to execute and deliver on behalf of Purchaser the Transaction Documents to which the Purchaser is a party and to perform the terms hereof and thereof and to consummate the transactions contemplated hereby and thereby.

(b)   Each of the Transaction Documents to which Purchaser is a party has been duly authorized by all necessary limited liability company and corporate action on the part of Purchaser and Purchaser's Manager, respectively, and each has been, or upon their execution and delivery will be, duly executed and delivered by Purchaser, and neither the execution and delivery of any Transaction Document nor the consummation of the transactions contemplated herein or therein, nor compliance by Purchaser with any of the terms and provisions hereof or thereof, will contravene or result in any breach of, or constitute any default under, an indenture, mortgage, loan or credit agreement, charter or similar document, by-laws or other agreement or instrument to which Purchaser is a party or by which Purchaser or its properties may be bound or affected or by any applicable law.

(c)   Each of the Transaction Documents to which Purchaser is a party will upon their execution by Purchaser constitute, the legal, valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency or similar laws from time to time in effect which affect creditors’ rights generally.

   (d)    None of the execution, delivery or performance by Purchaser of the Transaction Documents or any other document or instrument required to be executed and delivered by Seller in connection herewith or therewith, nor the consummation by Purchaser of any of the transactions contemplated hereby or thereby, requires (i) the consent, approval or authorization of, the giving of notice to, the registration, recording or filing of any documents with, or the taking of any other action in respect of, any governmental authority, or (ii) the approval or consent of any trustee, holders of any indebtedness of Purchaser, or any other person, except such as have been obtained or effected on or prior to the effective date hereof or, if so permitted, the Closing Date, and which shall remain in full force and effect on the Closing Date, and copies of same shall have been delivered to Purchaser prior to the Closing Date.

6   DELIVERY

The Cars shall be deemed delivered to Purchaser in Texas on the Closing Date.

7   INDEMNITY

7.1   Purchaser hereby agrees to indemnify, defend and hold Sellers and Sellers' liquidating trustee, and, to the extent applicable, their respective partners, officers, directors, managers, equity holders, employees, agents or attorneys (the "Seller Parties"), harmless from and against any and all claims, liabilities, losses, damages, costs and expenses, including, without limitation, the reasonable fees and disbursements of counsel (collectively, "Claims" and, individually, a "Claim"), resulting or arising from (i) any breaches or inaccuracies in any covenant, obligation, undertaking, representation or warranty made by Purchaser in or pursuant to this Agreement or any of the other Transaction Documents to which it is a party, (ii) any commission, fee or the like payable to any broker or other similar person hired by Purchaser arising out of or in connection with the transactions contemplated by this Agreement, or (iii) the ownership, use, operation, lease, possession, control, maintenance, storage, repair (except as provided in Section 2.2(b)), sale, remarketing or any other aspect of Purchaser’s ownership of the Cars from and after the Closing Date, (iv) any claims, damages or liabilities incurred in connection with the transport by any of the Cars from and after the Closing Date of (1) any "hazardous waste" as defined in the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Sections 6901 et seq.), as amended, and regulations promulgated thereunder; (2) any "hazardous substance" or "pollutant or contaminant" as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Sections 9601 et seq.), as amended, and the regulations promulgated thereunder; and (3) petroleum, and any of its derivatives, by-products and other petroleum-related hydrocarbons (such claims, damages or liabilities as described in this clause (iv) being referred to as "Hazardous Claims"); except any Claim or Claims resulting from any Seller Party’s gross negligence or willful misconduct and except as expressly provided in Section 4 hereof.

7.2   Each Seller, severally and not jointly, hereby agrees to indemnify, defend and hold Purchaser, Purchaser's Manager, Cypress Canada and, to the extent applicable, their respective partners, officers, directors, managers, equity holders, employees, agents or attorneys (the "Purchaser Parties"), harmless from and against any and all Claims resulting or arising from (i) any breaches or inaccuracies in any covenant, obligation, undertaking, acknowledgment, representation or warranty made by such Seller, PLM Canada or PLM Investment, in or pursuant to this Agreement or any of the other Transaction Documents to which it is a party, or to which PLM Canada or PLM Investment is acknowledging and agreeing to, except any breach to which reference is made in Section 2.2(a) hereof (as to which the adjustment provided in such Section shall govern), (ii) any commission, fee or the like payable to any broker or other similar person hired by such Seller, PLM Canada, PLM Investment or Manager (or any of their affiliates) arising out of or in connection with the transactions contemplated by this Agreement, (iii) the ownership, use, operation, lease, possession, control, maintenance, storage, repair, sale, remarketing or any other aspect of such Seller’s ownership of the Cars prior to the Closing Date, or (iv) any Hazardous Claims incurred in connection with the transport by any of the Cars prior to the Closing Date, (v) any taxes payable by such Seller as provided in Section 4 hereof; except any Claim or Claims resulting from any Purchaser Party’s gross negligence or willful misconduct; provided, however, that such Seller's obligations under clause (i) of this Section 7.2 shall not exceed 116.6667% of the Purchase Price with respect to the Cars sold by such Seller.

7.3   The provisions of this Section 7 constitute the sole and exclusive remedies of Sellers and Purchaser against the other with respect to the terms and provisions of this Agreement and no separate Claim shall be so brought.

7.4   In the event that a party (the "Indemnified Party") desires to make a claim against another party hereto (the "Indemnifying Party") under this Section in connection with any action, suit, proceeding or demand at any time instituted against or made upon the Indemnified Party for which the Indemnified Party may seek indemnification hereunder, the Indemnified Party shall notify the Indemnifying Party of such Claim and of the Indemnified Party’s claim of indemnification with respect thereto, provided that failure of the Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations under this Section except to the extent, if at all, that the Indemnifying Party shall have been prejudiced thereby. Upon receipt of such notice from the Indemnified Party, the Indemnifying Party shall be entitled to participate in the defense of such Claim and shall be entitled to fully assume the defense of such Claim, and, if the Indemnifying Party shall have accepted the Indemnified Party's claim for indemnity and agreed to be responsible therefor, in the case of such an assumption upon written notice to the Indemnified Party of its intention to do so, the Indemnifying Party shall have the authority to negotiate, compromise and settle such Claim, provided that no such settlement shall impose on the Indemnified Party any cost, expense or liability which the Indemnifying Party is not indemnifying under this Section or affect, limit or modify the obligations of any Lessee under any Lease, expand or modify the obligations of Cypress Canada, as Lessor, under any Lease, or adversely affect the anticipated residual value of any Car. The Indemnified Party shall retain the right to employ its own counsel and to participate in the defense of any Claim, the defense of which has been assumed by the Indemnifying Party pursuant hereto, but the Indemnified Party shall bear and shall be solely responsible for its own costs and expenses in connection with such participation, unless (i) the employment thereof has been specifically authorized by the Indemnifying Party, (ii) such Indemnified Party has been advised by counsel reasonably satisfactory to the Indemnifying Party that there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party and in the reasonable judgment of such counsel it is advisable for such Indemnified Party to employ separate counsel, or (iii) the Indemnifying Party has failed to assume the defense of such action in accordance herewith and employ counsel reasonably satisfactory to the Indemnified Party. In the event of any Claim under this Section, the Indemnified Party shall advise the Indemnifying Party in writing of the amount and circumstances surrounding such Claim. With respect to a liquidated Claim, if within thirty (30) days after receiving written notice from the Indemnified Party, the Indemnifying Party has not contested such Claim in writing, the Indemnifying Party will pay the full amount thereof, within ten (10) days after the expiration of such period.

8   CONFIDENTIALITY

Except as otherwise contemplated herein, no party hereto will make any disclosure (public or private) concerning the existence or contents of this Agreement or the other Transaction Documents or cause to be publicized in any manner whatsoever, by way of interviews, responses to questions or inquiries, press releases or otherwise, any aspect of the transactions contemplated herein without the prior notice to and the written consent of the other party, which approval will not be unreasonably withheld, except as may otherwise be required by law, provided however, that this Section 8 shall not prevent any party from (i) disclosing the existence and contents of this Agreement and the other Transaction Documents to such party’s lenders, attorneys, tax advisors and accountants; or (ii) issuing any press release or making any public statement or disclosure which such party determines to be required by law or by any self-regulating securities exchange (it being understood that the parties will consult with each other before issuing any such press release or making any such public statement). Notwithstanding the foregoing to the contrary, no consent of Sellers or Purchaser shall be required for Purchaser or Sellers, respectively, to disclose the terms of this Purchase Agreement, and the transactions contemplated hereby, to any present or prospective investors in Purchaser or Sellers or any of their present or future affiliates.

9   MISCELLANEOUS

9.1   The Transaction Documents constitute the entire agreement between Sellers and Purchaser with respect to the proposed purchase and sale of the Cars and the assignment and assumption of the Leases, and the Transaction Documents supersede and cancel all prior agreements, representations, warranties, or communications, whether written or oral, among the parties hereto relating to any of the transactions contemplated by the Transaction Documents. This Agreement may be amended or rescinded only by written instrument signed by all the parties hereto. No course of dealing or usage of trade shall be relevant to supplement, explain or expand any term used in this Agreement.

9.2   This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

9.3   This Agreement shall be governed by and construed in accordance with the laws of State of California, including all matters of construction, validity, performance and enforcement.

9.4   Neither party hereto shall be deemed in breach or violation of this Agreement if either is prevented from performing any of its obligations hereunder for any reason beyond its reasonable control, including without limitation, acts of God, riots, strikes, fires, storms, public disturbances, or any regulation of any federal, state or local government or agency thereof.

9.5   The titles appearing in this Agreement and in any of the other Transaction Documents are inserted only as a matter of convenience and in no way define, limit or describe the scope or intent of such sections or articles nor in any way affect this Agreement or any of the other Transaction Documents.

9.6   The parties hereto agree to execute and deliver, or cause to be executed and delivered, such further instruments or documents and take such other action as may reasonably be required to effectively carry out the transactions contemplated herein.

9.7   Notwithstanding any other conditions contained herein, it is hereby agreed that the representations, warranties, indemnities and assurances of each party hereto shall survive the expiration or termination of this Agreement and inure to the benefit of and be binding upon each of the parties hereto and their respective successors and assigns.

9.8   All notices and communications delivered hereunder or with respect hereto shall be in writing and shall be forwarded by certified mail, return receipt requested and postage prepaid, recognized international air courier, or personally delivered, and addressed to Seller and Purchaser at the addresses set forth below or to such other address as shall be provided to the parties:
Sellers:

PLM Equipment Growth Fund Liquidating Trust
c/o PLM Financial Services, Inc.
One North LaSalle Street, Suite 2700
Chicago, IL 60602
Attention: Michael Clayton
Phone: 312-759-2742
Fax: 312-857-1102

PLM Equipment Growth Fund II Liquidating Trust
c/o PLM Financial Services, Inc.
One North LaSalle Street, Suite 2700
Chicago, IL 60602
Attention: Michael Clayton
Phone: 312-759-2742
Fax: 312-857-1102

PLM Equipment Growth Fund IV Liquidating Trust
c/o PLM Financial Services, Inc.
One North LaSalle Street, Suite 2700
Chicago, IL 60602
Attention: Michael Clayton
Phone: 312-759-2742
Fax: 312-857-1102

With a further copy to:

Craig D. Mills, Esq.
Nixon Peabody LLP
101 Federal Street
Boston, MA 02110
Phone: 617-345-1219
Fax: 617-345-1300

Purchaser:

   Cypress Tankcar Leasing III, LLC, a California limited liability company
   c/o Cypress Equipment Management Corporation II, Manager
   Bayside Plaza
   188 The Embarcadero, Suite 420
   San Francisco, California 94105
   Attention: Stephen R. Harwood, President
   Fax: (415) 281-3021

With a copy to:

   Steven A. Cooper, Esq.
   Freeland Cooper & Foreman
   150 Spear Street, Suite 1800
   San Francisco, CA 94105
   Fax: 415-541-0200

9.9   Each of Sellers and Purchaser shall bear and be responsible for its own costs and expenses incurred in connection with the negotiation, preparation, execution and delivery of this Agreement, and any of the other Transaction Documents, and shall not have any right of reimbursement or indemnity for such costs and expenses as against each other except that whether or not the Closing occurs, Purchaser shall pay (i) all due diligence expenses, including lien searches and other due diligence searches with any applicable United States and Canadian regulatory authorities, (ii) the costs of special STB counsel retained by Purchaser, (iii) all appraisal costs and fees, and (iv) all filing and recording fees and costs in connection with the Closing.

9.10   This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. Delivery by telecopy by a party of a copy of an executed counterpart hereof shall constitute execution and delivery hereof by such party.

[The remainder of this page is intentionally left blank]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed under seal as of the date first set forth above.

SELLERS:

PLM EQUIPMENT GROWTH FUND LIQUIDATING TRUST

By PLM Financial Services, Inc., not in its individual capacity but solely as liquidating trustee

By:   ____________________________
Its:   ____________________________

PLM EQUIPMENT GROWTH FUND II LIQUIDATING TRUST

By PLM Financial Services, Inc., not in its individual capacity but solely as liquidating trustee

By:   ____________________________
Its:   ____________________________

PLM EQUIPMENT GROWTH FUND IV LIQUIDATING TRUST

By PLM Financial Services, Inc., not in its individual capacity but solely as liquidating trustee

By:   ____________________________
Its:   ____________________________

PURCHASER:

CYPRESS TANKCAR LEASING III, LLC,
a California limited liability company

By:   Cypress Equipment Management
              Corporation II
Its:          Manager

By: _____________________________
Stephen R. Harwood
Its:   President

[Signature Page to Rail Car Purchase and Sale Agreement]

SCHEDULE A TO
RAIL CAR PURCHASE AND SALE AGREEMENT

List of Cars Purchased and Purchase Price*

Count	Car Mark	Car Number	Year Built	Seller	Purchase Price

1	CITX	27505	1981	GF I	$7,014.10

2	CITX	27506	1981	GF I	$7,014.10

3	CITX	27509	1981	GF I	$9,172.61

4	CITX	27514	1981	GF I	$7,014.10

5	CITX	27516	1981	GF I	$9,172.61

6	CITX	27520	1981	GF I	$9,172.61

7	CITX	27521	1981	GF I	$9,172.61

8	CITX	27522	1981	GF I	$9,172.61

9	CITX	27523	1981	GF I	$9,172.61

10	CITX	27524	1981	GF I	$7,014.10

11	CITX	27525	1981	GF I	$9,172.61

12	CITX	27526	1981	GF I	$7,014.10

13	CITX	27527	1981	GF I	$9,172.61

14	CITX	27528	1981	GF I	$9,172.61

15	CITX	27529	1981	GF I	$7,014.10

16	CITX	27530	1981	GF I	$9,172.61

17	CITX	27531	1981	GF I	$7,014.10

18	CITX	27532	1981	GF I	$7,014.10

19	CITX	27533	1981	GF I	$7,014.10

20	CITX	27534	1981	GF I	$7,014.10

21	CITX	30069	1969	GF I	$8,488.70

22	CITX	30084	1969	GF I	$10,990.44

23	CITX	30085	1969	GF I	$8,488.70

24	CITX	33954	1976	GF I	$9,462.93

25	CITX	34002	1966	GF I	$5,783.24

26	CITX	34318	1968	GF I	$8,551.87

27	CITX	34364	1968	GF I	$9,889.20

28	CITX	34367	1968	GF I	$10,586.48

29	CITX	34371	1968	GF I	$10,538.76

30	CITX	34374	1968	GF I	$8,551.87

31	CITX	34377	1968	GF I	$9,919.69

32	CITX	34383	1968	GF I	$9,392.50

33	CITX	34408	1968	GF I	$9,736.71

34	CITX	34424	1968	GF I	$8,900.15

35	CITX	34429	1968	GF I	$12,224.91

36	CITX	34432	1968	GF I	$9,134.57

37	CITX	34433	1969	GF I	$8,312.68

38	CITX	34437	1969	GF I	$9,245.57

39	CITX	34439	1969	GF I	$10,264.83

40	CITX	34441	1969	GF I	$8,488.70

41	CITX	34443	1969	GF I	$8,488.70

42	CITX	34447	1969	GF I	$8,707.25

43	CITX	34532	1969	GF I	$8,488.70

44	CITX	34533	1969	GF I	$8,488.70

45	CITX	34541	1969	GF I	$8,488.70

46	CITX	34543	1969	GF I	$9,245.57

47	CITX	34567	1969	GF I	$8,488.70

48	CITX	34588	1969	GF I	$9,692.96

49	CITX	34591	1969	GF I	$8,488.70

50	CITX	34600	1969	GF I	$8,582.25

51	CITX	34601	1969	GF I	$8,488.70

52	CITX	34610	1969	GF I	$8,923.56

53	CITX	34622	1969	GF I	$8,488.70

54	CITX	34623	1969	GF I	$8,923.56

55	CITX	34626	1969	GF I	$8,488.70

56	CITX	34637	1969	GF I	$8,488.70

57	CITX	34668	1969	GF I	$8,707.25

58	CITX	34679	1969	GF I	$8,488.70

59	CITX	34682	1969	GF I	$8,488.70

60	CITX	34727	1969	GF I	$8,488.70

61	CITX	34729	1969	GF I	$8,488.70

62	CITX	34734	1969	GF I	$8,488.70

63	CITX	34737	1969	GF I	$8,488.70

64	CITX	34739	1970	GF I	$8,907.40

65	CITX	34740	1970	GF I	$9,227.66

66	CITX	34741	1970	GF I	$9,227.66

67	CITX	34742	1970	GF I	$8,907.40

68	CITX	34743	1970	GF I	$9,227.66

69	CITX	34744	1970	GF I	$9,227.66

70	CITX	34746	1970	GF I	$8,751.28

71	CITX	34748	1970	GF I	$8,751.28

72	CITX	34750	1970	GF I	$9,777.25

73	CITX	34752	1970	GF I	$8,907.40

74	CITX	34754	1970	GF I	$8,907.40

75	CITX	34755	1970	GF I	$8,907.40

76	CITX	34756	1970	GF I	$8,907.40

77	CITX	34759	1970	GF I	$8,281.22

78	CITX	34760	1970	GF I	$9,227.66

79	CITX	34761	1970	GF I	$8,751.28

80	CITX	34762	1970	GF I	$8,751.28

81	CITX	34765	1970	GF I	$9,227.66

82	CITX	34766	1970	GF I	$9,227.66

83	CITX	34767	1970	GF I	$9,227.66

84	CITX	34769	1970	GF I	$8,907.40

85	CITX	34770	1970	GF I	$9,227.66

86	CITX	34771	1970	GF I	$9,227.66

87	CITX	34773	1970	GF I	$8,751.28

88	CITX	34774	1970	GF I	$9,227.66

89	CITX	34775	1970	GF I	$9,227.66

90	CITX	34777	1970	GF I	$9,227.66

91	CITX	34778	1970	GF I	$9,227.66

92	CITX	34779	1970	GF I	$9,227.66

93	CITX	34780	1970	GF I	$9,227.66

94	CITX	34781	1970	GF I	$8,751.28

95	CITX	34783	1970	GF I	$8,751.28

96	CITX	34784	1970	GF I	$8,751.28

97	CITX	34785	1970	GF I	$9,227.66

98	CITX	34786	1970	GF I	$8,751.28

99	CITX	34787	1970	GF I	$9,227.66

100	CITX	34788	1970	GF I	$8,751.28

101	CITX	34789	1970	GF I	$10,226.32

102	CITX	34791	1970	GF I	$9,227.66

103	CITX	34792	1970	GF I	$8,751.28

104	CITX	34793	1970	GF I	$9,227.66

105	CITX	34794	1970	GF I	$8,907.40

106	CITX	34795	1970	GF I	$10,225.52

107	CITX	34796	1970	GF I	$8,907.40

108	CITX	34797	1970	GF I	$8,751.28

109	CITX	34799	1970	GF I	$10,498.91

110	CITX	34800	1970	GF I	$10,629.42

111	CITX	34801	1970	GF I	$9,777.25

112	CITX	34802	1970	GF I	$8,907.40

113	CITX	34803	1970	GF I	$8,751.28

114	CITX	34804	1970	GF I	$8,751.28

115	CITX	34805	1970	GF I	$10,629.42

116	CITX	34806	1970	GF I	$10,225.52

117	CITX	34807	1970	GF I	$8,751.28

118	CITX	34808	1970	GF I	$10,629.42

119	CITX	34809	1970	GF I	$10,629.42

120	CITX	34810	1970	GF I	$10,629.42

121	CITX	34811	1970	GF I	$8,528.06

122	CITX	34813	1970	GF I	$8,751.28

123	CITX	34814	1970	GF I	$8,907.40

124	CITX	34815	1970	GF I	$10,498.91

125	CITX	34816	1970	GF I	$8,751.28

126	CITX	34817	1970	GF I	$8,751.28

127	CITX	34818	1970	GF I	$11,672.58

128	CITX	34819	1970	GF I	$11,672.58

129	CITX	34820	1970	GF I	$8,751.28

130	CITX	34822	1970	GF I	$10,225.52

131	CITX	34823	1970	GF I	$8,958.32

132	CITX	34824	1970	GF I	$10,225.52

133	CITX	34826	1970	GF I	$8,751.28

134	CITX	34827	1970	GF I	$9,227.66

135	CITX	34831	1970	GF I	$8,217.41

136	CITX	34832	1970	GF I	$11,672.58

137	CITX	34833	1970	GF I	$8,751.28

138	CITX	34834	1970	GF I	$10,498.91

139	CITX	34835	1970	GF I	$8,958.32

140	CITX	34837	1970	GF I	$8,958.32

141	CITX	34838	1970	GF I	$9,227.66

142	CITX	34839	1970	GF I	$11,672.58

143	CITX	34840	1970	GF I	$10,225.52

144	CITX	34841	1970	GF I	$8,751.28

145	CITX	34842	1970	GF I	$8,751.28

146	CITX	34843	1970	GF I	$8,751.28

147	CITX	34846	1970	GF I	$9,777.25

148	CITX	34847	1970	GF I	$10,981.35

149	CITX	34848	1970	GF I	$9,777.25

150	CITX	34849	1970	GF I	$10,981.35

151	CITX	34850	1970	GF I	$10,981.35

152	CITX	34851	1970	GF I	$10,981.35

153	CITX	34852	1970	GF I	$10,981.35

154	CITX	34853	1970	GF I	$9,777.25

155	CITX	34854	1970	GF I	$9,777.25

156	CITX	34855	1970	GF I	$10,981.35

157	CITX	34856	1970	GF I	$10,981.35

158	CITX	34857	1970	GF I	$9,777.25

159	CITX	34858	1970	GF I	$10,981.35

160	CITX	34859	1970	GF I	$10,981.35

161	CITX	34860	1970	GF I	$10,981.35

162	CITX	34861	1970	GF I	$10,981.35

163	CITX	34866	1971	GF I	$12,125.26

164	CITX	34873	1971	GF I	$9,755.67

165	CITX	34883	1971	GF I	$10,850.44

166	CITX	34886	1971	GF I	$10,850.44

167	CITX	34888	1971	GF I	$10,850.44

168	CITX	34891	1971	GF I	$10,850.44

169	CITX	34892	1971	GF I	$10,850.44

170	CITX	34894	1971	GF I	$9,707.50

171	CITX	34896	1971	GF I	$10,850.44

172	CITX	34937	1971	GF I	$10,850.44

173	CITX	34938	1971	GF I	$9,707.50

174	CITX	34939	1971	GF I	$10,850.44

175	CITX	34941	1971	GF I	$9,707.50

176	CITX	34942	1971	GF I	$9,707.50

177	CITX	34943	1971	GF I	$9,755.67

178	CITX	34945	1971	GF I	$9,707.50

179	CITX	34946	1971	GF I	$10,850.44

180	CITX	34948	1971	GF I	$9,707.50

181	CITX	34949	1971	GF I	$9,707.50

182	CITX	34952	1971	GF I	$9,707.50

183	CITX	34953	1971	GF I	$10,850.44

184	CITX	34955	1971	GF I	$12,125.26

185	CITX	34956	1971	GF I	$10,850.44

186	CITX	34957	1971	GF I	$10,498.51

187	CITX	34960	1971	GF I	$9,707.50

188	CITX	34961	1971	GF I	$11,219.76

189	CITX	34967	1971	GF I	$9,707.50

190	CITX	34968	1971	GF I	$8,738.83

191	CITX	34969	1971	GF I	$10,850.44

192	CITX	34970	1971	GF I	$10,850.44

193	CITX	34972	1971	GF I	$9,707.50

194	CITX	34973	1971	GF I	$10,850.44

195	CITX	34974	1971	GF I	$10,850.44

196	CITX	34975	1971	GF I	$10,850.44

197	CITX	34976	1971	GF I	$9,707.50

198	CITX	34977	1971	GF I	$10,850.44

199	CITX	34978	1971	GF I	$10,850.44

200	CITX	34980	1971	GF I	$10,850.44

201	CITX	34981	1971	GF I	$10,850.44

202	CITX	34982	1971	GF I	$10,850.44

203	CITX	34984	1971	GF I	$12,125.26

204	CITX	34985	1971	GF I	$10,095.42

205	CITX	34986	1971	GF I	$10,850.44

206	CITX	34987	1971	GF I	$9,707.50

207	CITX	34997	1971	GF I	$10,850.44

208	CITX	35002	1971	GF I	$10,850.44

209	CITX	35003	1971	GF I	$12,125.26

210	CITX	35004	1971	GF I	$9,707.50

211	CITX	35006	1971	GF I	$10,850.44

212	CITX	35007	1971	GF I	$11,635.36

213	CITX	35008	1971	GF I	$10,850.44

214	CITX	35011	1971	GF I	$10,850.44

215	CITX	35012	1971	GF I	$10,850.44

216	CITX	35013	1971	GF I	$11,219.76

217	CITX	35014	1971	GF I	$11,219.76

218	CITX	35015	1971	GF I	$11,219.76

219	CITX	35016	1971	GF I	$8,738.83

220	CITX	35017	1971	GF I	$11,219.76

221	CITX	35019	1971	GF I	$11,219.76

222	CITX	35020	1971	GF I	$11,219.76

223	CITX	35021	1971	GF I	$8,594.88

224	CITX	35022	1971	GF I	$11,219.76

225	CITX	35023	1971	GF I	$8,991.67

226	CITX	35024	1971	GF I	$11,219.76

227	CITX	35025	1971	GF I	$8,738.83

228	CITX	35027	1971	GF I	$11,219.76

229	CITX	35028	1971	GF I	$11,219.76

230	CITX	35029	1971	GF I	$9,707.50

231	CITX	35031	1971	GF I	$11,219.76

232	CITX	35032	1971	GF I	$11,219.76

233	CITX	35033	1971	GF I	$11,219.76

234	CITX	35035	1971	GF I	$11,219.76

235	CITX	35036	1971	GF I	$11,219.76

236	CITX	35039	1971	GF I	$8,594.88

237	CITX	35040	1971	GF I	$11,219.76

238	CITX	35041	1971	GF I	$11,219.76

239	CITX	35042	1971	GF I	$8,991.67

240	CITX	35043	1971	GF I	$11,219.76

241	CITX	35044	1971	GF I	$11,219.76

242	CITX	35045	1971	GF I	$10,498.51

243	CITX	35046	1971	GF I	$10,498.51

244	CITX	35047	1971	GF I	$10,498.51

245	CITX	35048	1971	GF I	$10,498.51

246	CITX	35049	1971	GF I	$10,498.51

247	CITX	35050	1971	GF I	$9,679.65

248	CITX	35051	1971	GF I	$10,029.25

249	CITX	35052	1971	GF I	$10,498.51

250	CITX	35053	1971	GF I	$10,617.52

251	CITX	35054	1971	GF I	$9,679.65

252	CITX	35055	1971	GF I	$10,617.52

253	CITX	35057	1971	GF I	$10,617.52

254	CITX	35058	1971	GF I	$9,679.65

255	CITX	35059	1971	GF I	$10,617.52

256	CITX	35060	1971	GF I	$10,617.52

257	CITX	35061	1971	GF I	$10,617.52

258	CITX	35062	1971	GF I	$9,679.65

259	CITX	35063	1971	GF I	$12,125.26

260	CITX	35064	1971	GF I	$10,617.52

261	CITX	35065	1971	GF I	$8,738.83

262	CITX	35066	1971	GF I	$9,707.50

263	CITX	35067	1971	GF I	$11,635.36

264	CITX	35070	1971	GF I	$8,738.83

265	CITX	35071	1971	GF I	$9,755.67

266	CITX	35073	1971	GF I	$9,707.50

267	CITX	35074	1971	GF I	$9,707.50

268	CITX	35078	1971	GF I	$8,738.83

269	CITX	35083	1971	GF I	$10,850.44

270	CITX	35084	1971	GF I	$9,707.50

271	CITX	35085	1971	GF I	$10,498.51

272	CITX	35087	1971	GF I	$10,850.44

273	CITX	35088	1971	GF I	$12,125.26

274	DCTX	14006	1979	GF I	$2,503.38

275	DCTX	14014	1979	GF I	$2,503.38

276	DCTX	14015	1979	GF I	$2,503.38

277	DCTX	14017	1979	GF I	$2,503.38

278	DCTX	14018	1979	GF I	$2,503.38

279	DCTX	14020	1979	GF I	$2,503.38

280	DCTX	16113	1978	GF I	$10,842.39

281	DCTX	16114	1978	GF I	$9,122.26

282	DCTX	16115	1978	GF I	$9,122.26

283	DCTX	16116	1978	GF I	$10,842.39

284	DCTX	16117	1978	GF I	$10,842.39

285	DCTX	16118	1978	GF I	$10,842.39

286	DCTX	16119	1978	GF I	$9,122.26

287	DCTX	16120	1978	GF I	$10,842.39

288	DCTX	16121	1978	GF I	$10,842.39

289	DCTX	16122	1978	GF I	$10,180.04

290	DCTX	16123	1978	GF I	$10,180.04

291	DCTX	16124	1978	GF I	$9,122.26

292	DCTX	16125	1978	GF I	$10,180.04

293	DCTX	16133	1979	GF I	$9,994.12

294	DCTX	16137	1979	GF I	$10,845.73

295	DCTX	16138	1979	GF I	$10,845.73

296	DCTX	16139	1979	GF I	$10,845.73

297	DCTX	16140	1979	GF I	$10,189.37

298	DCTX	16141	1979	GF I	$10,845.73

299	DCTX	16142	1979	GF I	$9,110.78

300	DCTX	16143	1979	GF I	$10,189.37

301	DCTX	16144	1979	GF I	$10,845.73

302	DCTX	16145	1979	GF I	$10,189.37

303	DCTX	16146	1979	GF I	$9,110.78

304	DCTX	27100	1972	GF I	$12,209.80

305	DCTX	27101	1972	GF I	$11,701.37

306	DCTX	27102	1972	GF I	$11,701.37

307	DCTX	27103	1972	GF I	$12,209.80

308	DCTX	27104	1972	GF I	$12,209.80

309	DCTX	27105	1972	GF I	$12,209.80

310	DCTX	27106	1972	GF I	$12,209.80

311	DCTX	27147	1972	GF I	$11,701.37

312	DCTX	27148	1972	GF I	$10,927.61

313	DCTX	27149	1972	GF I	$12,209.80

314	DCTX	27199	1973	GF I	$11,143.92

315	DCTX	27410	1974	GF I	$8,409.60

316	DCTX	27411	1974	GF I	$8,409.60

317	DCTX	27412	1974	GF I	$8,409.60

318	DCTX	27413	1974	GF I	$8,409.60

319	DCTX	27414	1974	GF I	$8,409.60

320	DCTX	27415	1974	GF I	$8,409.60

321	DCTX	27416	1974	GF I	$8,409.60

322	DCTX	27417	1974	GF I	$8,409.60

323	DCTX	27418	1974	GF I	$8,409.60

324	DCTX	27419	1974	GF I	$8,409.60

325	DCTX	27420	1974	GF I	$8,409.60

326	DCTX	27421	1974	GF I	$8,409.60

327	DCTX	27422	1974	GF I	$8,409.60

328	DCTX	27425	1974	GF I	$8,409.60

329	DCTX	27426	1974	GF I	$8,409.60

330	DCTX	27427	1974	GF I	$8,409.60

331	DCTX	27428	1974	GF I	$8,409.60

332	DCTX	27430	1974	GF I	$8,322.88

333	DCTX	27431	1974	GF I	$8,322.88

334	DCTX	27432	1974	GF I	$8,322.88

335	DCTX	27434	1974	GF I	$8,322.88

336	DCTX	27435	1974	GF I	$8,322.88

337	DCTX	27436	1974	GF I	$8,322.88

338	DCTX	27437	1974	GF I	$8,322.88

339	DCTX	27438	1974	GF I	$8,322.88

340	DCTX	27439	1974	GF I	$8,322.88

341	DCTX	27440	1974	GF I	$8,322.88

342	DCTX	27441	1974	GF I	$8,322.88

343	DCTX	27442	1974	GF I	$8,322.88

344	DCTX	27443	1974	GF I	$8,322.88

345	DCTX	27445	1974	GF I	$8,322.88

346	DCTX	27446	1974	GF I	$8,322.88

347	DCTX	27447	1974	GF I	$8,322.88

348	DCTX	27448	1974	GF I	$8,322.88

349	DCTX	27449	1974	GF I	$8,322.88

350	DCTX	27475	1978	GF I	$7,398.74

351	DCTX	27476	1978	GF I	$7,398.74

352	DCTX	27477	1978	GF I	$7,398.74

353	DCTX	27478	1978	GF I	$7,398.74

354	DCTX	27479	1978	GF I	$7,398.74

355	DCTX	27480	1978	GF I	$7,398.74

356	DCTX	27481	1978	GF I	$7,398.74

357	DCTX	27482	1978	GF I	$7,398.74

358	DCTX	27483	1978	GF I	$7,398.74

359	DCTX	27484	1978	GF I	$7,398.74

360	DCTX	27485	1978	GF I	$7,398.74

361	DCTX	27487	1978	GF I	$7,398.74

362	DCTX	27488	1978	GF I	$7,398.74

363	DCTX	27489	1978	GF I	$7,398.74

364	DCTX	27490	1978	GF I	$7,398.74

365	DCTX	27491	1978	GF I	$7,398.74

366	DCTX	27492	1978	GF I	$7,398.74

367	DCTX	27494	1978	GF I	$7,398.74

368	DCTX	27495	1978	GF I	$7,398.74

369	DCTX	27496	1978	GF I	$7,398.74

370	DCTX	27497	1978	GF I	$7,398.74

371	DCTX	27498	1978	GF I	$7,398.74

372	DCTX	27499	1978	GF I	$7,398.74

373	DCTX	27500	1978	GF I	$7,398.74

374	DCTX	27502	1978	GF I	$7,398.74

375	DCTX	27503	1978	GF I	$7,398.74

376	DCTX	27504	1978	GF I	$7,398.74

377	DCTX	33099	1966	GF I	$9,194.34

378	DCTX	33110	1966	GF I	$9,194.34

379	DCTX	33116	1966	GF I	$6,727.41

380	DCTX	33124	1966	GF I	$6,142.30

381	DCTX	33125	1966	GF I	$6,142.30

382	DCTX	33135	1966	GF I	$9,577.28

383	DCTX	33166	1968	GF I	$10,637.92

384	DCTX	33167	1968	GF I	$8,930.75

385	DCTX	33169	1968	GF I	$10,637.92

386	DCTX	33170	1968	GF I	$10,637.92

387	DCTX	33171	1968	GF I	$8,930.75

388	DCTX	33172	1968	GF I	$8,930.75

389	DCTX	33173	1968	GF I	$9,736.71

390	DCTX	33174	1968	GF I	$10,637.92

391	DCTX	33177	1968	GF I	$8,911.35

392	DCTX	33180	1968	GF I	$11,293.79

393	DCTX	33182	1969	GF I	$8,312.68

394	DCTX	33183	1969	GF I	$8,312.68

395	DCTX	33184	1969	GF I	$8,312.68

396	DCTX	33187	1969	GF I	$8,312.68

397	DCTX	33189	1969	GF I	$8,312.68

398	DCTX	33190	1970	GF I	$8,105.20

399	DCTX	33191	1970	GF I	$8,105.20

400	DCTX	33192	1970	GF I	$8,105.20

401	DCTX	33193	1970	GF I	$8,105.20

402	DCTX	33194	1970	GF I	$8,105.20

403	DCTX	33195	1970	GF I	$8,105.20

404	DCTX	33196	1970	GF I	$8,105.20

405	DCTX	33198	1970	GF I	$8,105.20

406	DCTX	33199	1970	GF I	$8,105.20

407	DCTX	33200	1970	GF I	$8,105.20

408	DCTX	33201	1970	GF I	$8,105.20

409	DCTX	33203	1970	GF I	$8,105.20

410	DCTX	33204	1970	GF I	$8,105.20

411	DCTX	33205	1970	GF I	$8,105.20

412	DCTX	33206	1970	GF I	$8,105.20

413	DCTX	33216	1969	GF I	$11,128.93

414	DCTX	33217	1969	GF I	$11,128.93

415	DCTX	33218	1969	GF I	$11,128.93

416	DCTX	33220	1969	GF I	$11,128.93

417	DCTX	33221	1969	GF I	$11,128.93

418	DCTX	33222	1969	GF I	$8,488.70

419	DCTX	33224	1969	GF I	$8,488.70

420	DCTX	33225	1969	GF I	$8,488.70

421	DCTX	33227	1969	GF I	$8,923.56

422	DCTX	33228	1969	GF I	$8,923.56

423	DCTX	33229	1969	GF I	$8,923.56

424	DCTX	33230	1969	GF I	$8,923.56

425	DCTX	33231	1969	GF I	$8,923.56

426	DCTX	33232	1969	GF I	$10,941.67

427	DCTX	33233	1969	GF I	$10,941.67

428	DCTX	33235	1969	GF I	$10,941.67

429	DCTX	33236	1969	GF I	$10,941.67

430	DCTX	33237	1969	GF I	$11,128.93

431	DCTX	33238	1969	GF I	$10,941.67

432	DCTX	33239	1969	GF I	$10,941.67

433	DCTX	33241	1969	GF I	$10,941.67

434	DCTX	33242	1969	GF I	$8,488.70

435	DCTX	33243	1969	GF I	$8,923.56

436	DCTX	33244	1969	GF I	$11,703.92

437	DCTX	33245	1969	GF I	$8,488.70

438	DCTX	33246	1969	GF I	$8,488.70

439	DCTX	33247	1969	GF I	$11,703.92

440	DCTX	33248	1969	GF I	$11,703.92

441	DCTX	33249	1969	GF I	$11,703.92

442	DCTX	33251	1969	GF I	$11,703.92

443	DCTX	33252	1969	GF I	$11,703.92

444	DCTX	33253	1969	GF I	$11,703.92

445	DCTX	33254	1969	GF I	$8,488.70

446	DCTX	33278	1969	GF I	$8,488.70

447	DCTX	33292	1970	GF I	$10,768.81

448	DCTX	33293	1970	GF I	$10,768.81

449	DCTX	33294	1970	GF I	$10,768.81

450	DCTX	33295	1970	GF I	$10,768.81

451	DCTX	33296	1970	GF I	$10,768.81

452	DCTX	33297	1970	GF I	$10,768.81

453	DCTX	33298	1970	GF I	$9,777.25

454	DCTX	33299	1970	GF I	$9,764.27

455	DCTX	33300	1970	GF I	$8,528.06

456	DCTX	33301	1970	GF I	$8,528.06

457	DCTX	33302	1970	GF I	$8,528.06

458	DCTX	33303	1970	GF I	$8,528.06

459	DCTX	33304	1970	GF I	$8,528.06

460	DCTX	33305	1970	GF I	$8,528.06

461	DCTX	33308	1970	GF I	$8,528.06

462	DCTX	33310	1970	GF I	$8,528.06

463	DCTX	33312	1970	GF I	$10,768.81

464	DCTX	33313	1970	GF I	$8,907.40

465	DCTX	33315	1970	GF I	$9,777.25

466	DCTX	33318	1971	GF I	$8,358.24

467	DCTX	33319	1971	GF I	$8,371.66

468	DCTX	33320	1971	GF I	$8,371.66

469	DCTX	33321	1971	GF I	$10,214.40

470	DCTX	33322	1971	GF I	$10,095.42

471	DCTX	33324	1971	GF I	$10,214.40

472	DCTX	33325	1971	GF I	$8,993.19

473	DCTX	34315	1968	GF I	$9,003.36

474	DCTX	34317	1968	GF I	$9,003.36

475	DCTX	34405	1968	GF I	$8,930.75

476	DCTX	35113	1973	GF I	$12,247.36

477	DCTX	35125	1973	GF I	$12,529.54

478	DCTX	35139	1973	GF I	$12,529.54

479	DCTX	35141	1973	GF I	$12,529.54

480	DCTX	35144	1973	GF I	$12,529.54

481	DCTX	35147	1974	GF I	$13,029.01

482	DCTX	35160	1974	GF I	$8,687.93

483	DCTX	35171	1974	GF I	$12,697.78

484	DCTX	35177	1974	GF I	$12,697.78

485	DCTX	35180	1974	GF I	$12,649.30

486	DCTX	35182	1974	GF I	$13,029.01

487	DCTX	35186	1974	GF I	$13,029.01

488	DCTX	35188	1974	GF I	$13,029.01

489	DCTX	35191	1974	GF I	$10,196.27

490	DCTX	35192	1974	GF I	$12,697.78

491	DCTX	35194	1974	GF I	$13,029.01

492	DCTX	35195	1974	GF I	$9,922.10

493	DCTX	35196	1974	GF I	$9,579.01

494	DCTX	35199	1974	GF I	$13,029.01

495	PLMX	27507	1981	GF I	$9,191.44

496	PLMX	27508	1981	GF I	$8,832.97

497	PLMX	27511	1981	GF I	$9,191.44

498	PLMX	27512	1981	GF I	$9,191.44

499	PLMX	27513	1981	GF I	$9,191.44

500	PLMX	27515	1981	GF I	$9,191.44

501	PLMX	27517	1981	GF I	$10,160.55

502	PLMX	27518	1981	GF I	$9,191.44

503	PLMX	27519	1981	GF I	$9,191.44

504	PLMX	30080	1969	GF I	$10,541.99

505	PLMX	34507	1969	GF I	$9,245.57

506	PLMX	34914	1970	GF I	$11,124.04

507	PLMX	34916	1971	GF I	$11,219.76

508	PLMX	34922	1971	GF I	$11,635.36

509	PLMX	34926	1971	GF I	$11,219.76

510	PLMX	34929	1971	GF I	$8,991.67

511	PLMX	34930	1971	GF I	$10,617.52

512	PLMX	34932	1971	GF I	$11,635.36

513	PLMX	34933	1971	GF I	$11,219.76

514	PLMX	34936	1971	GF I	$11,219.76

515	PLMX	35140	1973	GF I	$11,305.89

516	PLMX	35142	1973	GF I	$11,305.89

517	PLMX	35145	1973	GF I	$11,305.89

518	PLMX	35146	1973	GF I	$11,305.89

519	PLMX	35190	1974	GF I	$13,373.29

520	PLMX	35193	1974	GF I	$11,756.30

521	PLMX	35197	1974	GF I	$11,756.30

522	PLMX	35198	1974	GF I	$11,756.30

523	CITX	3810	1976	GF II	$9,780.35

524	CITX	3815	1976	GF II	$9,780.35

525	CITX	3819	1976	GF II	$9,780.35

526	CITX	3820	1976	GF II	$10,773.43

527	CITX	3827	1976	GF II	$9,780.35

528	CITX	3828	1976	GF II	$10,773.43

529	CITX	3830	1976	GF II	$10,773.43

530	CITX	3852	1976	GF II	$10,773.43

531	CITX	3863	1976	GF II	$10,773.43

532	CITX	4218	1974	GF II	$9,001.48

533	CITX	35800	1976	GF II	$15,033.44

534	CITX	35801	1976	GF II	$15,033.44

535	CITX	35802	1976	GF II	$15,033.44

536	CITX	35803	1976	GF II	$15,033.44

537	CITX	35804	1976	GF II	$15,033.44

538	CITX	35805	1976	GF II	$15,033.44

539	CITX	35806	1976	GF II	$15,033.44

540	CITX	35807	1976	GF II	$15,033.44

541	CITX	35808	1976	GF II	$15,033.44

542	EJ&E	89100	1980	GF II	$7,936.20

543	EJ&E	89101	1980	GF II	$7,936.20

544	EJ&E	89102	1980	GF II	$7,936.20

545	EJ&E	89104	1980	GF II	$7,936.20

546	EJ&E	89105	1980	GF II	$7,936.20

547	EJ&E	89106	1980	GF II	$7,936.20

548	EJ&E	89107	1980	GF II	$7,936.20

549	EJ&E	89108	1980	GF II	$7,936.20

550	EJ&E	89109	1980	GF II	$7,936.20

551	EJ&E	89110	1980	GF II	$7,936.20

552	EJ&E	89111	1980	GF II	$7,936.20

553	EJ&E	89112	1980	GF II	$7,936.20

554	EJ&E	89113	1980	GF II	$7,936.20

555	EJ&E	89114	1980	GF II	$7,936.20

556	EJ&E	89115	1980	GF II	$7,936.20

557	EJ&E	89116	1980	GF II	$7,936.20

558	EJ&E	89118	1980	GF II	$7,936.20

559	EJ&E	89119	1980	GF II	$7,936.20

560	EJ&E	89120	1980	GF II	$7,936.20

561	EJ&E	89121	1980	GF II	$7,936.20

562	EJ&E	89122	1980	GF II	$7,936.20

563	EJ&E	89123	1980	GF II	$7,936.20

564	EJ&E	89124	1980	GF II	$7,936.20

565	EJ&E	89125	1980	GF II	$7,936.20

566	EJ&E	89126	1980	GF II	$7,936.20

567	EJ&E	89127	1980	GF II	$7,936.20

568	EJ&E	89128	1980	GF II	$7,936.20

569	EJ&E	89129	1980	GF II	$7,936.20

570	EJ&E	89130	1980	GF II	$7,936.20

571	EJ&E	89131	1980	GF II	$7,936.20

572	EJ&E	89132	1980	GF II	$7,936.20

573	EJ&E	89133	1980	GF II	$7,936.20

574	EJ&E	89134	1980	GF II	$7,936.20

575	EJ&E	89135	1980	GF II	$7,936.20

576	EJ&E	89136	1980	GF II	$7,936.20

577	EJ&E	89137	1980	GF II	$7,936.20

578	EJ&E	89138	1980	GF II	$7,936.20

579	EJ&E	89139	1980	GF II	$7,936.20

580	EJ&E	89140	1980	GF II	$7,936.20

581	EJ&E	89141	1980	GF II	$7,936.20

582	EJ&E	89142	1980	GF II	$7,936.20

583	EJ&E	89143	1980	GF II	$7,936.20

584	EJ&E	89144	1980	GF II	$7,936.20

585	EJ&E	89145	1980	GF II	$7,936.20

586	EJ&E	89146	1980	GF II	$7,936.20

587	EJ&E	89147	1980	GF II	$7,936.20

588	EJ&E	89148	1980	GF II	$7,936.20

589	EJ&E	89149	1980	GF II	$7,936.20

590	EJ&E	89150	1980	GF II	$7,936.20

591	EJ&E	89151	1980	GF II	$7,936.20

592	EJ&E	89152	1980	GF II	$7,936.20

593	EJ&E	89153	1980	GF II	$7,936.20

594	EJ&E	89154	1980	GF II	$7,936.20

595	EJ&E	89155	1980	GF II	$7,936.20

596	EJ&E	89156	1980	GF II	$7,936.20

597	EJ&E	89157	1980	GF II	$7,936.20

598	EJ&E	89158	1980	GF II	$7,936.20

599	EJ&E	89159	1980	GF II	$7,936.20

600	EJ&E	89160	1980	GF II	$7,936.20

601	EJ&E	89161	1980	GF II	$7,936.20

602	EJ&E	89162	1980	GF II	$7,936.20

603	EJ&E	89163	1980	GF II	$7,936.20

604	EJ&E	89164	1980	GF II	$7,936.20

605	EJ&E	89165	1980	GF II	$7,936.20

606	EJ&E	89166	1980	GF II	$7,936.20

607	EJ&E	89167	1980	GF II	$7,936.20

608	EJ&E	89168	1980	GF II	$7,936.20

609	EJ&E	89169	1980	GF II	$7,936.20

610	EJ&E	89170	1980	GF II	$7,936.20

611	EJ&E	89171	1980	GF II	$7,936.20

612	EJ&E	89172	1980	GF II	$7,936.20

613	EJ&E	89173	1980	GF II	$7,936.20

614	EJ&E	89174	1980	GF II	$7,936.20

615	EJ&E	89175	1980	GF II	$7,936.20

616	EJ&E	89176	1980	GF II	$7,936.20

617	EJ&E	89177	1980	GF II	$7,936.20

618	EJ&E	89178	1980	GF II	$7,936.20

619	EJ&E	89179	1980	GF II	$7,936.20

620	EJ&E	89180	1980	GF II	$7,936.20

621	EJ&E	89181	1980	GF II	$7,936.20

622	EJ&E	89182	1980	GF II	$7,936.20

623	EJ&E	89183	1980	GF II	$7,936.20

624	EJ&E	89184	1980	GF II	$7,936.20

625	EJ&E	89185	1980	GF II	$7,936.20

626	EJ&E	89186	1980	GF II	$7,936.20

627	EJ&E	89187	1980	GF II	$7,936.20

628	EJ&E	89188	1980	GF II	$7,936.20

629	EJ&E	89189	1980	GF II	$7,936.20

630	EJ&E	89190	1980	GF II	$7,936.20

631	EJ&E	89191	1980	GF II	$7,936.20

632	EJ&E	89192	1980	GF II	$7,936.20

633	EJ&E	89193	1980	GF II	$7,936.20

634	EJ&E	89195	1980	GF II	$7,936.20

635	EJ&E	89196	1980	GF II	$7,936.20

636	EJ&E	89197	1980	GF II	$7,936.20

637	EJ&E	89198	1980	GF II	$7,936.20

638	EJ&E	89199	1980	GF II	$7,936.20

639	EJ&E	89200	1980	GF II	$7,936.20

640	EJ&E	89201	1980	GF II	$7,936.20

641	EJ&E	89202	1980	GF II	$7,936.20

642	EJ&E	89203	1980	GF II	$7,936.20

643	EJ&E	89204	1980	GF II	$7,936.20

644	EJ&E	89205	1980	GF II	$7,936.20

645	EJ&E	89206	1980	GF II	$7,936.20

646	EJ&E	89207	1980	GF II	$7,936.20

647	EJ&E	89208	1980	GF II	$7,936.20

648	EJ&E	89209	1980	GF II	$7,936.20

649	EJ&E	89210	1980	GF II	$7,936.20

650	EJ&E	89211	1980	GF II	$7,936.20

651	EJ&E	89212	1980	GF II	$7,936.20

652	EJ&E	89213	1980	GF II	$7,936.20

653	EJ&E	89214	1980	GF II	$7,936.20

654	EJ&E	89215	1980	GF II	$7,936.20

655	EJ&E	89216	1980	GF II	$7,936.20

656	EJ&E	89217	1980	GF II	$7,936.20

657	PLMX	2684	1977	GF II	$6,903.94

658	PLMX	3400	1976	GF II	$9,462.93

659	PLMX	3411	1976	GF II	$14,563.01

660	PLMX	3424	1976	GF II	$14,390.57

661	PLMX	3485	1976	GF II	$14,563.01

662	PLMX	3486	1976	GF II	$13,761.21

663	PLMX	3490	1976	GF II	$9,462.93

664	PLMX	3493	1976	GF II	$9,462.93

665	PLMX	3512	1976	GF II	$9,462.93

666	PLMX	3525	1976	GF II	$12,452.10

667	PLMX	3808	1976	GF II	$13,980.45

668	PLMX	3813	1976	GF II	$19,505.78

669	PLMX	3814	1976	GF II	$10,773.43

670	PLMX	3829	1976	GF II	$9,436.84

671	PLMX	3831	1976	GF II	$10,773.43

672	PLMX	3834	1976	GF II	$13,980.45

673	PLMX	3928	1977	GF II	$14,902.64

674	PLMX	3938	1977	GF II	$12,790.16

675	PLMX	3953	1977	GF II	$12,790.16

676	PLMX	3957	1977	GF II	$10,086.70

677	PLMX	3958	1977	GF II	$12,092.88

678	PLMX	3960	1977	GF II	$10,086.70

679	PLMX	3966	1977	GF II	$12,823.74

680	PLMX	3967	1977	GF II	$12,790.16

681	PLMX	3972	1977	GF II	$10,086.70

682	PLMX	3981	1977	GF II	$12,291.66

683	PLMX	4135	1974	GF II	$9,802.24

684	PLMX	4136	1974	GF II	$12,926.10

685	PLMX	4137	1974	GF II	$12,926.10

686	PLMX	4138	1974	GF II	$12,926.10

687	PLMX	4139	1974	GF II	$12,926.10

688	PLMX	4140	1974	GF II	$12,926.10

689	PLMX	4141	1974	GF II	$12,926.10

690	PLMX	4142	1974	GF II	$12,926.10

691	PLMX	4143	1974	GF II	$11,756.30

692	PLMX	4144	1974	GF II	$12,926.10

693	PLMX	4145	1974	GF II	$12,926.10

694	PLMX	4146	1974	GF II	$12,926.10

695	PLMX	4147	1974	GF II	$12,926.10

696	PLMX	4149	1974	GF II	$12,926.10

697	PLMX	4150	1974	GF II	$12,926.10

698	PLMX	4151	1974	GF II	$12,926.10

699	PLMX	4152	1974	GF II	$12,926.10

700	PLMX	4153	1974	GF II	$10,041.49

701	PLMX	4154	1974	GF II	$12,926.10

702	PLMX	4229	1974	GF II	$9,922.10

703	PLMX	4238	1974	GF II	$11,677.64

704	PLMX	4244	1974	GF II	$10,449.58

705	PLMX	4245	1974	GF II	$10,449.58

706	PLMX	4500	1976	GF II	$13,978.86

707	PLMX	4503	1976	GF II	$12,012.97

708	PLMX	4510	1976	GF II	$12,352.23

709	PLMX	4514	1976	GF II	$11,153.99

710	PLMX	4516	1977	GF II	$11,829.65

711	PLMX	4527	1978	GF II	$12,843.58

712	PLMX	4530	1978	GF II	$12,377.07

713	PLMX	4532	1978	GF II	$12,613.28

714	PLMX	4541	1978	GF II	$12,613.28

715	PLMX	4548	1978	GF II	$12,843.58

716	PLMX	4550	1978	GF II	$15,263.70

717	PLMX	4643	1978	GF II	$10,592.30

718	PLMX	5985	1966	GF II	$3,720.42

719	PLMX	25251	1977	GF II	$6,903.94

720	PLMX	25253	1977	GF II	$6,903.94

721	PLMX	25254	1977	GF II	$6,903.94

722	PLMX	25255	1977	GF II	$6,903.94

723	PLMX	25256	1977	GF II	$6,903.94

724	PLMX	25258	1977	GF II	$9,321.98

725	PLMX	25259	1977	GF II	$6,903.94

726	PLMX	25263	1977	GF II	$9,321.98

727	PLMX	25264	1977	GF II	$6,903.94

728	PLMX	25265	1977	GF II	$6,903.94

729	PLMX	25266	1977	GF II	$6,903.94

730	PLMX	25267	1977	GF II	$6,903.94

731	PLMX	25268	1977	GF II	$6,903.94

732	PLMX	25269	1977	GF II	$6,903.94

733	PLMX	25270	1977	GF II	$6,903.94

734	PLMX	25271	1977	GF II	$6,903.94

735	PLMX	25272	1977	GF II	$6,903.94

736	PLMX	25274	1977	GF II	$6,903.94

737	PLMX	25275	1977	GF II	$9,321.98

738	PLMX	25276	1977	GF II	$9,321.98

739	PLMX	25277	1977	GF II	$9,321.98

740	PLMX	25278	1977	GF II	$6,903.94

741	PLMX	25280	1977	GF II	$9,321.98

742	PLMX	25281	1977	GF II	$9,321.98

743	DCFX	660080	1976	GF IV	$9,203.68

744	DCFX	660081	1976	GF IV	$9,203.68

745	DCFX	660082	1976	GF IV	$9,203.68

746	DCFX	660083	1976	GF IV	$9,203.68

747	DCFX	660084	1976	GF IV	$9,203.68

748	DCFX	660085	1976	GF IV	$9,203.68

749	DCFX	660086	1976	GF IV	$9,203.68

750	DCFX	660087	1976	GF IV	$9,203.68

751	DCFX	660088	1976	GF IV	$9,203.68

752	DCFX	660089	1976	GF IV	$9,203.68

753	DCFX	660090	1976	GF IV	$9,203.68

754	DCFX	660091	1976	GF IV	$9,203.68

755	DCFX	660092	1976	GF IV	$9,203.68

756	DCFX	660093	1976	GF IV	$9,203.68

757	DCFX	660094	1976	GF IV	$9,203.68

758	DCFX	660095	1976	GF IV	$9,203.68

759	DCFX	660096	1976	GF IV	$9,203.68

760	DCFX	660097	1976	GF IV	$9,203.68

761	DCFX	660098	1976	GF IV	$9,203.68

762	DCFX	660099	1976	GF IV	$9,203.68

763	PLEX	2330	1973	GF IV	$3,810.18

764	PLEX	2331	1973	GF IV	$3,810.18

765	PLEX	2332	1973	GF IV	$3,810.18

766	PLEX	2333	1973	GF IV	$3,519.68

767	PLEX	2335	1973	GF IV	$3,810.18

768	PLEX	2336	1973	GF IV	$2,933.69

769	PLEX	2337	1973	GF IV	$2,933.69

770	PLEX	2339	1973	GF IV	$2,933.69

771	PLEX	2450	1966	GF IV	$4,747.35

772	PLEX	2451	1966	GF IV	$4,962.45

773	PLEX	2454	1966	GF IV	$4,174.58

774	PLEX	2455	1966	GF IV	$4,747.35

775	PLEX	2456	1966	GF IV	$4,747.35

776	PLEX	2457	1966	GF IV	$4,174.58

777	PLEX	2458	1966	GF IV	$4,962.45

778	PLEX	2459	1966	GF IV	$4,199.98

779	PLEX	2961	1970	GF IV	$8,259.13

780	PLEX	2962	1970	GF IV	$8,259.13

781	PLEX	2964	1970	GF IV	$8,124.18

782	PLEX	3101	1970	GF IV	$8,188.38

783	PLEX	3102	1970	GF IV	$8,188.38

784	PLEX	3340	1978	GF IV	$11,822.85

785	PLEX	3341	1978	GF IV	$11,822.85

786	PLEX	3342	1978	GF IV	$11,822.85

787	PLEX	3343	1978	GF IV	$11,822.85

788	PLEX	3344	1978	GF IV	$11,822.85

789	PLEX	3345	1978	GF IV	$13,215.87

790	PLEX	3346	1978	GF IV	$13,215.87

791	PLEX	3347	1978	GF IV	$11,822.85

792	PLEX	3348	1978	GF IV	$11,822.85

793	PLEX	3349	1978	GF IV	$11,822.85

794	PLEX	3350	1978	GF IV	$11,822.85

795	PLEX	3351	1978	GF IV	$11,927.41

796	PLEX	3352	1978	GF IV	$10,524.28

797	PLEX	3353	1978	GF IV	$13,861.99

798	PLEX	3354	1978	GF IV	$11,927.41

799	PLEX	3355	1978	GF IV	$11,927.41

800	PLEX	3356	1978	GF IV	$10,524.28

801	PLEX	3357	1978	GF IV	$11,927.41

802	PLEX	3358	1978	GF IV	$11,927.41

803	PLEX	3360	1970	GF IV	$9,145.90

804	PLEX	3361	1970	GF IV	$11,672.58

805	PLEX	3362	1970	GF IV	$8,907.40

806	PLEX	3363	1970	GF IV	$8,907.40

807	PLEX	3364	1970	GF IV	$8,191.27

808	PLEX	3366	1970	GF IV	$8,907.40

809	PLEX	3367	1970	GF IV	$8,958.32

810	PLEX	3368	1970	GF IV	$8,958.32

811	PLEX	3369	1970	GF IV	$8,907.40

812	PLEX	3370	1970	GF IV	$8,907.40

813	PLEX	3371	1970	GF IV	$9,764.27

814	PLEX	3372	1970	GF IV	$8,907.40

815	PLEX	3373	1970	GF IV	$8,528.06

816	PLEX	3374	1970	GF IV	$8,907.40

817	PLEX	3377	1970	GF IV	$8,751.28

818	PLEX	3378	1970	GF IV	$8,958.32

819	PLEX	3379	1970	GF IV	$8,907.40

820	PLEX	3380	1970	GF IV	$8,958.32

821	PLEX	3381	1970	GF IV	$11,672.58

822	PLEX	3400	1978	GF IV	$13,178.41

823	PLEX	3401	1978	GF IV	$13,178.41

824	PLEX	3403	1978	GF IV	$13,178.41

825	PLEX	3404	1978	GF IV	$13,178.41

826	PLEX	3405	1978	GF IV	$11,822.85

827	PLEX	3406	1978	GF IV	$11,822.85

828	PLEX	3407	1978	GF IV	$11,822.85

829	PLEX	3408	1978	GF IV	$11,822.85

830	PLEX	3409	1978	GF IV	$10,592.30

831	PLEX	3410	1978	GF IV	$11,822.85

832	PLEX	3411	1978	GF IV	$11,927.41

833	PLEX	3412	1978	GF IV	$11,822.85

834	PLEX	3413	1978	GF IV	$12,613.28

835	PLEX	3414	1978	GF IV	$11,822.85

836	PLEX	3415	1974	GF IV	$11,756.30

837	PLEX	3416	1974	GF IV	$11,086.33

838	PLEX	3417	1974	GF IV	$11,086.33

839	PLEX	3418	1974	GF IV	$9,922.10

840	PLEX	4000	1970	GF IV	$8,073.60

841	PLEX	4001	1970	GF IV	$8,073.60

842	PLEX	4002	1970	GF IV	$8,073.60

843	PLEX	33501	1967	GF IV	$10,468.35

844	PLEX	33502	1971	GF IV	$8,738.83

845	PLEX	33503	1971	GF IV	$11,635.36

846	PLEX	33504	1968	GF IV	$10,586.48

847	PLEX	33505	1968	GF IV	$10,586.48

848	PLEX	33908	1970	GF IV	$8,528.06

849	PLEX	33911	1970	GF IV	$8,528.06

850	PLEX	33917	1970	GF IV	$9,227.66

851	PLEX	33919	1968	GF IV	$8,900.15

852	PLEX	33921	1969	GF IV	$8,923.56

853	PLEX	33923	1970	GF IV	$8,528.06

854	PLEX	33924	1970	GF IV	$8,528.06

855	PLEX	33925	1970	GF IV	$8,528.06

856	PLEX	33926	1970	GF IV	$8,528.06

857	PLEX	33927	1970	GF IV	$8,528.06

858	PLMX	2685	1977	GF IV	$6,041.46

859	PLMX	2691	1977	GF IV	$6,041.46

860	PLMX	2695	1977	GF IV	$6,041.46

861	PLMX	3412	1976	GF IV	$13,713.00

862	PLMX	3420	1976	GF IV	$14,241.38

863	PLMX	3436	1976	GF IV	$12,228.78

864	PLMX	3439	1976	GF IV	$9,462.93

865	PLMX	3442	1976	GF IV	$14,241.38

866	PLMX	3443	1976	GF IV	$11,450.75

867	PLMX	3446	1976	GF IV	$14,241.38

868	PLMX	3534	1976	GF IV	$14,241.38

869	PLMX	3805	1976	GF IV	$10,773.43

870	PLMX	3844	1976	GF IV	$10,773.43

871	PLMX	3922	1977	GF IV	$12,984.36

872	PLMX	4122	1974	GF IV	$5,923.00

873	PLMX	4123	1974	GF IV	$5,923.00

874	PLMX	4501	1976	GF IV	$11,153.99

875	PLMX	4508	1976	GF IV	$14,241.38

876	PLMX	9116	1965	GF IV	$4,471.42

877	PLMX	9123	1965	GF IV	$2,646.87

878	PLMX	9126	1965	GF IV	$2,646.87

879	PLMX	9128	1965	GF IV	$4,268.08

880	PLMX	9135	1965	GF IV	$6,078.01

881	PLMX	9202	1966	GF IV	$6,926.81

882	PLMX	9204	1966	GF IV	$6,926.81

883	PLMX	9205	1966	GF IV	$6,226.04

884	PLMX	9206	1966	GF IV	$6,926.81

885	PLMX	9209	1966	GF IV	$6,926.81

886	PLMX	9210	1966	GF IV	$6,926.81

887	PLMX	9230	1966	GF IV	$3,581.77

888	PLMX	9241	1966	GF IV	$6,926.81

889	PLMX	9243	1966	GF IV	$6,926.81

890	PLMX	9244	1966	GF IV	$6,926.81

891	PLMX	9246	1966	GF IV	$6,926.81

892	PLMX	9249	1966	GF IV	$6,926.81

893	PLMX	9254	1966	GF IV	$6,226.04

894	PLMX	25257	1977	GF IV	$6,903.94

895	PLMX	30065	1969	GF IV	$8,958.36

896	PLMX	35323	1976	GF IV	$14,563.01

897	PLMX	35603	1978	GF IV	$5,756.04

898	PLMX	35609	1978	GF IV	$5,756.04

899	PLMX	42836	1981	GF IV	$9,967.32

900	PLMX	42837	1981	GF IV	$9,967.32

901	PLMX	133001	1977	GF IV	$14,882.37

902	PLMX	133002	1978	GF IV	$12,613.28

903	PLMX	133003	1978	GF IV	$12,843.58

904	PLMX	733210	1973	GF IV	$9,646.10

905	PLMX	733216	1973	GF IV	$9,692.49

906	PLMX	825009	1991	GF IV	$15,377.32

907	PLMX	825013	1991	GF IV	$15,553.46

908	PLMX	825016	1991	GF IV	$16,440.48

909	PLMX	825025	1991	GF IV	$16,440.48

910	PLMX	825026	1991	GF IV	$14,484.23

911	PLMX	825028	1991	GF IV	$15,377.32

912	PLMX	825031	1991	GF IV	$15,377.32

913	PLMX	825041	1991	GF IV	$14,061.19

914	PLMX	825046	1991	GF IV	$16,440.48

915	PLMX	825050	1991	GF IV	$15,377.32

			Subtotal GF I =		$4,994,834.23
			Subtotal GF II =		$2,081,363.85
			Subtotal GF IV =		$1,644,626.09

			Totals =		$8,720,824.18

* Purchaser and Sellers intended to close the transaction contemplated hereby as of June 30, 2004. Accordingly, each Car's purchase price listed in this Schedule A to this Rail Car Purchase and Sale Agreement is the purchase price effective as of June 30, 2004. The Purchase Price set forth in Section 2.1 of this Rail Car Purchase and Sale Agreement for each Car listed in this Schedule A reflects an aggregate increase in price due to the delay in the closing date. If for any reason reference to the purchase price of any Car is required, such amount shall be determined by multiplying the Purchase Price by a fraction, the numerator of which is such Car's purchase price as set forth in this Schedule A, and the denominator of which shall be $8,759.860.63, the aggregate purchase price for all Cars as set forth in this Schedule A.

SCHEDULE B TO
RAIL CAR PURCHASE AND SALE AGREEMENT

Lessee	PLM Contract Number	No. of Cars	Monthly Rent	Currency	Lease Expiration	Remaining Payments	Payment Due Date

OFF LEASE	N. A.	37	N. A.	N. A.	N. A.	N. A.	N. A.

AGRIUM	6181-01-013	6	$490	US	4/30/2010	70	1st of Month

ALLIED SIGNAL	5017-01-009	3	$550	US	3/31/2000	0	1st of Month

ALLIED SIGNAL	5017-01-011	7	$520	US	3/31/2000	0	1st of Month

AMOCO CANADA PETROLEUM	4804-01-004-03	37	$625	US	3/31/2005	9	1st of Month

AMOCO CANADA PETROLEUM	4804-01-005-02	7	$625	US	3/31/2005	9	1st of Month

AMOCO CANADA PETROLEUM	4804-01-006-02	1	$625	US	9/30/2005	15	1st of Month

AMOCO CANADA PETROLEUM	4804-01-011-01	2	$650	US	2/29/2004	0	1st of Month

AMOCO CANADA PETROLEUM	4804-01-012-01	1	$650	US	2/29/2004	0	1st of Month

ANDERSON EXPLORATION	6187-01-003-05	1	$495	CN	4/30/2005	10	1st of Month

CANADIAN ENTERPRISE	6095-01-002-03	2	$645	US	9/30/2004	3	1st of Month

CANADIAN ENTERPRISE	6095-01-005-02	4	$585	US	9/30/2004	3	1st of Month

CANADIAN ENTERPRISE	6095-01-008	13	$430	US	3/31/2005	9	1st of Month

CANADIAN ENTERPRISE	6095-01-009-01	33	$535	US	6/30/2004	0	1st of Month

CANADIAN ENTERPRISE	6095-01-010-01	1	$645	US	9/30/2004	3	1st of Month

CHEVRON USA PRODUCTS	5050-01-015-05	1	$575	US	8/31/2005	14	1st of Month

CHEVRON USA PRODUCTS	5050-01-023-02	24	$575	US	10/31/2005	16	1st of Month

CHEVRON USA PRODUCTS	5050-01-024	22	$575	US	9/30/2005	15	1st of Month

CHINOOK GROUP	4806-01-011	5	$470	US	6/30/2004	0	1st of Month

CONOCOPHILLIPS	5026-01-006-01	6	$625	US	10/31/2005	16	1st of Month

CONOCOPHILLIPS	5026-01-008-01	1	$640	US	3/31/2003	0	1st of Month

CONOCOPHILLIPS	5026-01-015	1	$325	US	2/28/2005	8	1st of Month

CONTINENTAL NITROGEN	5074-01-003-03	1	$550	US	3/31/2008	45	1st of Month

DIVERSIFIED CPC	4513-13-009-02	1	$600	US	5/31/2006	23	1st of Month

DYNA NOBEL (fka COASTAL CHEM)	5850-01-009	1	$530	US	9/30/2004	3	1st of Month

E I DUPONT DE NEMOURS	4925-01-016	1	$490	US	8/31/2008	50	1st of Month

E I DUPONT DE NEMOURS	4925-01-017	1	$532	US	11/30/2008	53	1st of Month

E I DUPONT DE NEMOURS	4925-01-018	3	$563	US	4/30/2009	58	1st of Month

EL PASO NGL MARKETING	5078-01-001	2	$690	US	11/20/2004	5	1st of Month

ELBOW RIVER RESOURCES	6060-01-015	1	$485	US	2/28/2006	20	1st of Month

ELBOW RIVER RESOURCES	6060-01-017	23	$485	US	2/29/2008	44	1st of Month

ELBOW RIVER RESOURCES	6060-01-018	28	$485	US	2/28/2009	56	1st of Month

ELBOW RIVER RESOURCES	6060-01-020	1	$485	US	2/28/2011	80	1st of Month

ELBOW RIVER RESOURCES	6060-01-023	7	$493	US	10/14/2004	4	1st of Month

ELGIN, JOLIET & EASTERN RLWY	1997-01-001-03	115	$275	US	6/30/2014	120	1st of Month

FACTOR GAS LIQUIDS	6134-01-008-01	9	$570	US	3/31/2005	9	1st of Month

FACTOR GAS LIQUIDS	6134-01-009-01	4	$513	US	8/31/2006	26	1st of Month

FEDERATED CO-OPERATIVES	6135-01-001-02	2	$375	CN	10/31/2007	28	1st of Month

FEDERATED CO-OPERATIVES	6135-01-002-02	2	$425	CN	12/31/2009	30	1st of Month

FEDERATED CO-OPERATIVES	6135-01-004-01	7	$430	CN	10/31/2007	28	1st of Month

FERRELL NORTH AMERICA	5079-01-002	4	$590	US	9/30/2007	39	1st of Month

FERRELL NORTH AMERICA	5079-01-003	12	$650	US	9/15/2004	3	1st of Month

GIBSON PETROLEUM	6185-01-003-04	6	$575	US	9/30/2006	27	1st of Month

GIBSON PETROLEUM	6185-01-008-01	1	$625	US	9/30/2006	27	1st of Month

GIBSON PETROLEUM	6185-01-009	1	$640	US	10/31/2004	4	1st of Month

GLNX	5090-01-015	28	$500	US	7/31/2009	61	1st of Month

IMC AGRIBUSINESS	5835-01-008	1	$500	US	12/31/2004	6	1st of Month

IMPERIAL OIL	4834-04-009-03	7	$675	US	11/30/2004	5	1st of Month

IMPERIAL OIL	4834-04-010-01	18	$675	US	9/30/2004	3	1st of Month

INERGY CANADA	6340-01-008	2	$495	US	3/31/2006	21	1st of Month

NGL SUPPLY	4840-01-002-04	9	$675	US	3/31/2006	21	1st of Month

NGL SUPPLY	4840-01-026	12	$475	US	3/31/2006	21	1st of Month

NGL SUPPLY	4840-01-027-03	23	$504	US	3/31/2007	33	1st of Month

NGL SUPPLY	4840-01-029-03	6	$504	US	9/30/2004	3	1st of Month

NGL SUPPLY	4840-01-036	45	$504	US	3/31/2008	45	1st of Month

NGL SUPPLY	4840-01-038	48	$498	US	3/31/2010	69	1st of Month

OCTEL-STARREON	5114-01-011	1	$500	US	2/29/2004	0	1st of Month

PCI CHEMICALS CANADA	4822-01-004-03	27	$580	CN	7/31/2004	1	1st of Month

PCI CHEMICALS CANADA	4822-01-022-04	10	$525	CN	12/31/2004	6	1st of Month

PCI CHEMICALS CANADA	4822-01-023-01	17	$580	CN	12/31/2004	6	1st of Month

PCI CHEMICALS CANADA	4822-01-024-01	18	$580	CN	10/31/2004	4	1st of Month

PETROMONT AND COMPANY	4855-01-004-01	4	$850	CN	7/31/2005	13	1st of Month

SIMPLOT CANADA	6355-01-005-01	3	$395	CN	3/31/2007	33	1st of Month

SIMPLOT CANADA	6355-01-007-01	1	$450	US	7/31/2006	25	1st of Month

SIMPLOT CANADA	6355-01-009	3	$450	US	8/31/2004	24	1st of Month

SIMPLOT CANADA	6355-01-010-01	1	$430	CN	6/30/2006	24	1st of Month

SIMPLOT CANADA	6355-01-011-01	1	$575	US	1/31/2005	7	1st of Month

SINCLAIR OIL	4762-01-001	2	$500	US	4/30/2005	10	1st of Month

SKEENA CELLULOSE	6357-01-004	20	$450	CN	9/30/2007	39	1st of Month

SOUTHWEST RAIL INDUSTRIES	5890-01-002	7	$460	US	1/31/2003	0	1st of Month

STITTCO ENERGY	6890-01-001-01	2	$600	US	9/30/2006	27	1st of Month

STITTCO ENERGY	6890-01-002-01	4	$635	US	9/30/2004	3	1st of Month

SUNCOR ENERGY MARKETING	6280-01-001-01	2	$480	US	12/31/2004	6	1st of Month

SUPERIOR PROPANE	6558-01-001	42	$575	US	9/30/2006	27	1st of Month

TANNER INDUSTRIES	4565-01-001-03	2	$475	US	4/30/2006	22	1st of Month

TANNER INDUSTRIES	4565-01-002-01	5	$500	US	3/31/2007	33	1st of Month

TESORO REFINING & MARKETING	4981-01-001	1	$625	US	12/31/2004	6	1st of Month

TRANSAMMONIA	5734-01-015	18	$500	US	4/30/2004	24	1st of Month

TRANSAMMONIA	5734-01-016	6	$500	US	4/30/2004	0	1st of Month

TRANSPORTATION EQUIPMENT	5828-01-031-01	4	$550	US	12/31/2006	30	1st of Month

TRINITY MFG	4561-01-011-01	1	$475	US	10/31/2003	0	1st of Month

TRINITY MFG	4561-01-016	11	$475	US	4/30/2007	34	1st of Month

TRINITY MFG	4561-01-018	7	$475	US	8/31/2005	14	1st of Month

TRINITY MFG	4561-01-019	10	$475	US	2/28/2005	8	1st of Month

UNITED REFINING	4863-01-002-05	1	$610	US	9/30/2006	27	1st of Month

WESTERN CO-OPERATIVE	4870-01-004-02	3	$400	CN	6/30/2004	24	1st of Month

WESTERN CO-OPERATIVE	4870-01-012-01	3	$875	CN	8/31/2007	38	1st of Month

WESTERN CO-OPERATIVE	4870-01-013-01	6	$875	CN	6/30/2007	36	1st of Month

WESTLAKE CA&O	5171-01-004	10	$450	US	6/30/2005	12	1st of Month

YARA NORTH AMERICA	5189-01-006	1	$650	US	10/31/2006	28	1st of Month

YARA NORTH AMERICA	5189-01-007	6	$525	US	10/31/2004	4	1st of Month

YARA NORTH AMERICA	5189-01-008	8	$475	US	10/31/2006	28	1st of Month

SCHEDULE C TO
RAIL CAR PURCHASE AND SALE AGREEMENT

Underlying Documents List

1   MASTER RAILCAR LEASING AGREEMENT DATED AS OF JANUARY 1, 1993 BY AND BETWEEN PLM EQUIPMENT GROWTH FUND CANADA LIMITED, AS LESSOR, AND COMINCO FERTILIZERS LTD., AS LESSEE [PLM #6181-01]

1.1   Name Change of Cominco Fertilizers Ltd. to Agrium Inc. dated as of May 24, 1995

1.2   Assignment Notice – Agrium Inc. to Agrium Partnership dated as of February 25, 1997

1.3   Rider 13 dated to Master Railcar Leasing Agreement dated as of March 30, 2004

1.4   Amendment to Rider 13 to Master Railcar Leasing Agreement dated as of May 27, 2004

2   LEASE AGREEMENT FOR RAILROAD TANK CARS DATED AS OF FEBRUARY 1, 1994 BY AND BETWEEN PLM INVESTMENT MANAGEMENT, INC., AS LESSOR, AND ALLIED SIGNAL INC., AS LESSEE [PLM #5017-01]

2.1   Rider 9 to Lease Agreement dated as of December 9, 1997

2.2   Rider 11 to Lease Agreement dated as of December 29, 1998

3   MASTER RAILCAR LEASING AGREEMENT DATED AS OF AUGUST 15, 1988 BY AND BETWEEN PLM EQUIPMENT GROWTH FUND CANADA LIMITED, AS LESSOR, AND AMOCO CANADA PETROLEUM COMPANY LTD., AS LESSEE [PLM #4804-01]

3.1   Rider 4 to Master Railcar Leasing Agreement (not dated)

3.2   Renewal Agreement to Rider 4 dated as of August 19, 1994

3.3   Renewal Agreement to Rider dated as of September 27, 1999

3.4   Renewal Agreement to Rider 4 dated as of August 9, 2000 (unsigned)

3.5   Rider 5 to Master Railcar Leasing Agreement (not dated)

3.6   Amendment to Rider 5 dated as of March 1, 1994

3.7   Renewal Agreement to Rider 5 dated as of February 1, 1995

3.8   Renewal Agreement to Rider 5 dated as of August 9, 2000 (unsigned)

3.9   Rider 6 to Master Railcar Leasing Agreement (not dated)

3.10   Amendment and Renewal Agreement to Rider 6 dated as of August 8, 1995

3.11   Renewal Agreement to Rider No. 6 dated as of August 9, 2000 (unsigned)

3.12   Rider 11 to Master Railcar Leasing Agreement dated as of May 20, 1999

3.13   Rider 12 to Master Railcar Leasing Agreement (not dated)

3.14   Amendment to Rider 12 dated as of November 17, 1998

3.15   Renewal Agreement to Rider 12 dated as of October 2, 2003 (unsigned)

4   MASTER RAILCAR LEASING AGREEMENT DATED AS OF JUNE 15, 1994 BY AND BETWEEN PLM EQUIPMENT GROWTH FUND CANADA LIMITED, AS LESSOR, AND HOME OIL COMPANY LIMITED, AS LESSEE [PLM #6187-01]

4.1   Assignment and Novation dated as of February 1, 1996 to Anderson Exploration

4.2   Declaration of Partnership dated as of February 1, 1996 between Anderson Exploration Ltd. and Home Oil Company Limited

4.3   Assignment Agreement dated as of March 5, 2002 between Devon AXL and Devon Canada

4.4   Letter dated as of June 3, 2002 referencing acquisition of all shares of Anderson Exploration Ltd. by Devon Energy Corporation and assignment of all interests in Master Railcar Leasing Agreement

4.5   Rider 3 to Master Railcar Leasing Agreement dated as of July 25, 1995

4.6   Renewal Agreement to Rider 3 dated as of March 18, 1996

4.7   Renewal Agreement to Rider 3 dated as of March 21, 1997

4.8   Renewal Agreement to Rider 3 dated as of March 23, 1998

4.9   Amendment and Renewal Agreement to Rider 3 dated as of March 19, 1999

4.10   Renewal Agreement to Rider 3 dated as of March 25, 2002

5   MASTER RAILCAR LEASING AGREEMENT DATED AS OF JUNE 1, 1991 BY AND BETWEEN PLM EQUIPMENT GROWTH FUND CANADA LIMITED, AS LESSOR, AND CANADIAN ENTERPRISE GAS PRODUCTS LTD., AS LESSEE [PLM #6095-01]

5.1   Rider 2 to Master Railcar Leasing Agreement dated as of November 1, 1993

5.2   Renewal Agreement to Rider 2 dated as of February 28, 1994

5.3   Renewal Agreement to Rider 2 dated as of August 29, 1997

5.4   Amendment and Renewal Agreement to Rider 2 dated as of October 7, 2002

5.5   Amendment to Rider No. 2 dated as of May 27, 2004

5.6   Rider 5 to Master Railcar Leasing Agreement dated as of November 12, 1999

5.7   Renewal Agreement to Rider 5 dated as of July 19, 2001

5.8   Amendment Agreement to Rider 5 dated as of June 4, 2004

5.9   Rider 8 to Master Railcar Leasing Agreement dated as of May 3, 2001

5.10   Amendment to Rider 8 dated as of May 27, 2004

5.11   Rider 9 to Master Railcar Leasing Agreement dated as of June 12, 2001

5.12   Renewal Agreement to Rider 9 dated as of June 10, 2002

5.13   Amendment to Rider 9 dated as of October 7, 2002

5.14   Amendment and Renewal Agreement to Rider 9 dated as of May 5, 2004

5.15   Rider 10 to Master Railcar Leasing Agreement dated as of September 14, 2001

5.16   Renewal Agreement to Rider 10 dated as of September 3, 2002

5.17   Amendment to Rider 10 dated as of May 27, 2004

6   LEASE AGREEMENT FOR RAILROAD CARS DATED AS OF NOVEMBER 15, 1988 BY AND BETWEEN PLM INVESTMENT MANAGEMENT, INC., AS LESSOR, AND CHEVRON U.S.A., AS LESSEE [PLM #5050-01]

6.1   Certificate of Nonsegregated Facilities dated as of September 22, 1989

6.2   Rider 15 to Lease Agreement dated as of June 1, 1994

6.3   Renewal Agreement to Rider 15 dated as of May 5, 1995

6.4   Renewal Agreement to Rider 15 dated as of September 19, 1996

6.5   Renewal Agreement to Rider 15 dated as of July 16, 1997

6.6   Amendment and Renewal Agreement to Rider 15 dated as of September 7, 1999

6.7   Amendment and Renewal Agreement to Rider 15 dated as of September 11, 2000

6.8   Amendment to Rider 15 dated as of September 18, 2003

6.9   Rider 23 to Lease Agreement dated as of October 5, 1999

6.10   Renewal Agreement to Rider 23 dated as of February 28, 2000

6.11   Amendment and Renewal Agreement to Rider 23 dated as of September 27, 2000

6.12   Amendment to Rider 23 dated as of September 18, 2003

6.13   Rider 24 to Lease Agreement dated as of October 23, 2000

6.14   Amendment to Rider 24 dated January 28, 2003

6.15   Amendment to Rider 24 dated as of June 26, 2003

6.16   Amendment to Rider 24 dated as of September 18, 2003

7   MASTER RAILCAR LEASING AGREEMENT DATED AS OF MARCH 1, 1988 BY AND BETWEEN PLM EQUIPMENT GROWTH FUND CANADA LIMITED, AS LESSOR, AND CHINOOK CHEMICALS COMPANY, AS LESSEE [PLM #4806-01]

7.1   Rider 11 to Master Railcar Leasing Agreement (not dated)

8   LEASE AGREEMENT FOR RAILROAD CARS DATED AS OF SEPTEMBER 1, 1993 BY AND BETWEEN PLM INVESTMENT MANAGEMENT, INC., AS LESSOR, AND COASTAL CHEM, INC., AS LESSEE [PLM #5850-01]

8.1   Consent to Assignment of Lease Agreement Letter dated as of September 8, 2003 assigning Lease Agreement to Dyno Nobel

8.2   Rider 9 to Lease Agreement dated as of January 9, 2004

8.3   Amendment to Rider 9 dated as of January 23, 2004

8.4   Amendment to Rider 9 dated as of February 6, 2004 (unsigned)

9   LEASE AGREEMENT FOR RAILROAD CARS DATED AS OF APRIL 5, 1993 BY AND BETWEEN PLM INVESTMENT MANAGEMENT, INC., AS LESSOR, AND BAYWAY REFINING COMPANY, AS LESSEE [PLM #5026-01]

9.1   Letter dated as of May 7, 1998 changing lessee name to Tosco Refining Company

9.2   Rider 6 to Lease Agreement (not dated)

9.3   Renewal Agreement to Rider 6 dated as of October 17, 2000

9.4   Amendment to Rider 6 dated as of December 16, 2003

9.5   Rider 8 to Lease Agreement dated as of February 10, 1997

9.6   Renewal Agreement to Rider 8 dated as of March 9, 2000

9.7   Rider 12 to Lease Agreement dated as of January 6, 2004

9.8   Rider 15 to Lease Agreement dated as of May 3, 2004

10   LEASE AGREEMENT FOR RAILROAD CARS DATED AS OF JULY 1, 1993 BY AND BETWEEN PLM INVESTMENT MANAGEMENT, INC., AS LESSOR, AND CONTINENTAL NITROGEN AND RESOURCES CORPORATION, AS LESSEE [PLM #5074-01]

10.1   Rider 3 to Lease Agreement dated as of October 14, 1996

10.2   Renewal Agreement to Rider 3 dated as of September 20, 1999

10.3   Renewal Agreement to Rider 3 dated as of December 9, 2002

10.4   Amendment and Renewal Agreement to Rider 3 dated as of November 20, 2003

11   LEASE AGREEMENT FOR RAILROAD CARS DATED AS OF APRIL 1, 1988 BY AND BETWEEN PLM INVESTMENT MANAGEMENT, INC., AS LESSOR, AND DIVERSIFIED CPC INTERNATIONAL, AS LESSEE [PLM #4513-13]

11.1   Rider 9 to Lease Agreement dated as of April 28, 1993

11.2   Renewal Agreement to Rider 9 dated as of May 28, 1998

11.3   Amendment and Renewal Agreement to Rider 9 dated as of March 26, 2004

12   LEASE AGREEMENT FOR RAILROAD CARS DATED AS OF MARCH 1, 1989 BY AND BETWEEN PLM INVESTMENT MANAGEMENT, INC., AS LESSOR, AND E. I. DU PONT DE NEMOURS & CO., AS LESSEE [PLM #4925-01]

12.1   Letter Agreement dated as of December 11, 2000 assigning responsibility for the Lease Agreement to D. Wayne King as responsible buyer for E. I. du Pont de Nemours & Co.

12.2   Rider 16 to Lease Agreement dated as of December 5, 2003

12.3   Rider 17 to Lease Agreement dated as of December 5, 2003

12.4   Rider 18 to Lease Agreement dated as of June 8, 2004

13   MASTER LEASE AGREEMENT FOR RAILROAD TANK CARS DATED AS OF DECEMBER 1, 2003 BY AND BETWEEN PLM INVESTMENT MANAGEMENT, INC., AS LESSOR, AND EL PASO NGL MARKETING CO. LP, AS LESSEE [PLM #5078-01] [UNSIGNED]

13.1   Rider 1 to Master Lease Agreement (not dated and unsigned)

14   MASTER RAILCAR LEASING AGREEMENT DATED AS OF NOVEMBER 1, 1988 BY AND BETWEEN PLM EQUIPMENT GROWTH FUND CANADA LIMITED, AS LESSOR, AND ELBOW RIVER RESOURCES LTD., AS LESSEE [PLM #6060-01]

14.1   Rider 15 to Master Railcar Leasing Agreement dated as of April 9, 2001

14.2   Amendment to Rider 15 dated as of October 11, 2001

14.3   Amendment to Rider 15 dated as of March 12, 2002

14.4   Rider 17 to Master Railcar Leasing Agreement dated as of April 9, 2001

14.5   Amendment to Rider 17 dated as of October 11, 2001

14.6   Amendment to Rider 17 dated as of March 12, 2002

14.7   Amendment to Rider 17 dated as of July 15, 2004 (unsigned)

14.8   Rider 18 to Master Railcar Leasing Agreement (missing)

14.9   Amendment to Rider 18 dated as of May 27, 2004

14.10   Rider 20 to Master Railcar Leasing Agreement dated as of October 23, 2001

14.11   Amendment to Rider 20 dated as of March 12, 2002

14.12   Rider 23 to Master Railcar Leasing Agreement dated as of June 9, 2004

15   MASTER LEASE AGREEMENT FOR RAILROAD CARS DATED AS OF JULY 1, 2004 BY AND BETWEEN TRANSPORTATION EQUIPMENT-PLM, LLC, AS LESSOR AND ELGIN, JOLIET AND EASTERN RAILWAY COMPANY, AS LESSEE [PLM #5997-01] [UNSIGNED]

15.1   Rider 1 to Master Lease Agreement (not dated and unsigned)

16   MASTER RAILCAR LEASING AGREEMENT DATED AS OF FEBRUARY 28, 1995 BY AND BETWEEN PLM EQUIPMENT GROWTH FUND CANADA LIMITED, AS LESSOR, AND FACTOR GAS LIQUIDS INC., AS LESSEE [PLM #6134-01]

16.1   Rider 8 to Master Railcar Leasing Agreement dated as of June 21, 2001

16.2   Renewal Agreement to Rider 8 dated as of March 27, 2002

16.3   Amendment to Rider 8 dated as of March 27, 2004

16.4   Rider 9 to Master Railcar Leasing Agreement dated as of November 23, 2001

16.5   Amendment and Renewal Agreement to Rider 9 dated as of November 21, 2003

17   MASTER RAILCAR LEASING AGREEMENT DATED AS OF SEPTEMBER 1, 1992 BY AND BETWEEN PLM EQUIPMENT GROWTH FUND CANADA LIMITED, AS LESSOR, AND FEDERATED CO-OPERATIVES LIMITED, AS LESSEE [PLM #6135-01]

17.1   Rider No. 1 to Master Railcar Leasing Agreement (not dated)

17.2   Amendment and Renewal Agreement to Rider 1 dated as of October 9, 1997

17.3   Amendment to Rider 1 dated as of January 21, 2000 (unsigned)

17.4   Renewal Agreement to Rider 1 dated as of November 4, 2002

17.5   Rider 2 to Master Railcar Leasing Agreement dated as of September 1, 1993

17.6   Renewal Agreement to Rider 2 dated as of December 1, 1998

17.7   Renewal Agreement to Rider 2 dated as of March 9, 2004

17.8   Rider 4 to Master Railcar Leasing Agreement dated as of November 13, 1997

17.9   Renewal Agreement to Rider 4 dated as of November 4, 2002

18   MASTER LEASE AGREEMENT FOR RAILROAD TANK CARS DATED AS OF SEPTEMBER 1, 2003 BY AND BETWEEN PLM INVESTMENT MANAGEMENT, INC., AS LESSOR, AND FERRELL NORTH AMERICA, AS LESSEE [PLM #5079-01] [UNSIGNED]

18.1   Rider 2 to Master Lease Agreement dated as of June 23, 2004

18.2   Rider 3 to Master Lease Agreement dated as of June 23, 2004

19   MASTER RAILCAR LEASING AGREEMENT DATED AS OF OCTOBER 1, 1989 BY AND BETWEEN PLM EQUIPMENT GROWTH FUND CANADA LIMITED, AS LESSOR, AND GIBSON GAS LIQUIDS LIMITED, AS LESSEE [PLM #6185-01-001]

19.1   Fax Transmittal dated as of January 20, 2000 regarding name change of Gibson Gas Liquids Limited to Gibson Petroleum Company Limited

19.2   Rider 3 to Master Railcar Leasing Agreement dated as of March 24, 1991

19.3   Renewal Agreement to Rider 3 dated as of August 18, 1995

19.4   Renewal Agreement to Rider 3 dated as of October 21, 1997

19.5   Renewal Agreement to Rider 3 dated as of September 14, 1998

19.6   Renewal Agreement to Rider 3 dated as of August 6, 2001

19.7   Rider 8 Master Railcar Leasing Agreement dated as of May 14, 1999

19.8   Renewal Agreement to Rider 8 dated as of August 6, 2001

19.9   Rider 9 Master Railcar Leasing Agreement dated as of December 10, 2001

19.10   Renewal Agreement to Rider 9 dated as of April 22, 2004

20   LEASE AGREEMENT FOR RAILROAD CARS DATED AS OF MARCH 4, 1993 BY AND BETWEEN PLM INVESTMENT MANAGEMENT, INC., AS LESSOR, AND GLNX CORPORATION, AS LESSEE [PLM #5090-01]

20.1   Rider 15 to Lease Agreement dated as of November 7, 2003

20.2   Amendment to Rider 15 dated as of June 2, 2004 (unsigned)

21   MASTER LEASE AGREEMENT FOR RAILROAD TANK CARS DATED AS OF NOVEMBER 1, 2000 BY AND BETWEEN PLM INVESTMENT MANAGEMENT, INC., AS LESSOR, AND ROYSTER-CLARK, INC., AS LESSEE [PLM #5835-01]

21.1   Certificate of Amendment of Certificate of Incorporation of Vigoro Industries, Inc. dated as of September 19, 1996 changing name to IMC AgriBusiness Inc.

21.2   Lease Agreement for Railroad Tank Cars dated as of October 10, 1991 by and between PLM Investment Management, Inc., as Lessor, and Vigoro Industries, Inc., as Lessee [#5835-01]

21.3   Rider 8 to Master Lease Agreement dated as of March 9, 2001

22   MASTER RAILCAR LEASING AGREEMENT DATED AS OF AUGUST 23, 1994 BY AND BETWEEN PLM EQUIPMENT GROWTH FUND CANADA LIMITED, AS LESSOR, AND IMPERIAL OIL LIMITED AND MCCOLL-FRONTENAC PETROLEUM INC., AS LESSEE [PLM #4834-04]

22.1   Rail Car Lease Amending Agreement dated as of June 1, 1996 between Imperial Oil, Canada Imperial Oil Limited and PLM Equipment Growth Fund Canada Limited appointing Canada Imperial Oil Limited as lessee

22.2   Rider 9 to Master Railcar Leasing Agreement (not dated and unsigned)

22.3   Renewal to Rider 9 (not dated)

22.4   Renewal to Rider 9 dated as of December 3, 1998

22.5   Renewal to Rider 9 dated as of April 1, 2004

22.6   Amendment to Rider 9 (not dated)

22.7   Renewal to Rider 9 (not dated)

22.8   Renewal to Rider 9 (not dated)

22.9   Rider 10 to Master Railcar Leasing Agreement dated as of January 8, 1999

22.10   Amendment to Rider 10 dated as of March 11, 2003

22.11   Amendment to Rider 10 dated as of November 24, 2003

22.12   Renewal to Rider 10 dated as of April 1, 2004

23   MASTER RAILCAR LEASING AGREEMENT DATED AS OF APRIL 20, 1994 BY AND BETWEEN PLM EQUIPMENT GROWTH FUND CANADA LIMITED, AS LESSOR, AND RESOURCE ENERGY MARKETING LTD., AS LESSEE [PLM #6340-01]

23.1   Letter dated as of April 29, 2003 assigning Master Railcar Leasing Agreement to Inergy Canada Company

23.2   Email dated as of May 1, 2003 referencing sale of Resource Energy Marketing LTD to Inergy Canada Company

23.3   Rider 8 to Master Railcar Leasing Agreement (not dated)

24   MASTER RAILCAR LEASING AGREEMENT DATED AS OF DECEMBER 1, 1988 BY AND BETWEEN PLM EQUIPMENT GROWTH FUND CANADA LIMITED, AS LESSOR, AND NGL SUPPLY CO. LTD., AS LESSEE [PLM #4840-01]

24.1   Rider 2 to Master Railcar Leasing Agreement (not dated)

24.2   Renewal Agreement to Rider 2 dated as of January 3, 1994

24.3   Renewal Agreement to Rider 2 dated as of May 2, 1994

24.4   Renewal Agreement to Rider 2 dated as of March 1, 1996

24.5   Renewal Agreement to Rider 2 dated as of March 26, 2001

24.6   Rider 26 to Master Railcar Leasing Agreement dated as of March 27, 2001

24.7   Amendment to Rider 26 dated as of March 18, 2003

24.8   Amendment to Rider 26 dated as of August 22, 2003

24.9   Amendment to Rider 26 dated as of May 31, 2004

24.10   Rider 27 to Master Railcar Leasing Agreement dated as of April 25, 2001

24.11   Amendment and Renewal Agreement to Rider 27 dated as of May 4, 2001

24.12   Renewal Agreement to Rider 27 dated as of May 15, 2002

24.13   Amendment and Renewal Agreement to Rider 27 dated as of July 31, 2002

24.14   Amendment to Rider 27 dated as of March 18, 2003

24.15   Amendment to Rider 27 dated as of May 31, 2004

24.16   Rider 29 to Master Railcar Leasing Agreement dated as of August 31, 2001

24.17   Amendment to Rider 29 dated as of January 10, 2002

24.18   Amendment to Rider 29 dated as of February 25, 2002

24.19   Amendment and Renewal Agreement to Rider 29 dated as of March 18, 2003

24.20   Amendment to Rider 29 dated as of May 6, 2003

24.21   Renewal Agreement to Rider 29 dated as of August 22, 2003

24.22   Amendment and Renewal to Rider 29 dated as of May 5, 2004

24.23   Amendment to Rider 29 dated as of July 16, 2004 (unsigned)

24.24   Rider 36 to Master Railcar Leasing Agreement dated as of March 14, 2003

24.25   Amendment to Rider 36 dated as of May 31, 2004

24.26   Rider 38 to Master Railcar Leasing Agreement dated as of June 21, 2004

25   LEASE AGREEMENT FOR RAILROAD CARS DATED AS OF SEPTEMBER 1, 1994 BY AND BETWEEN PLM INVESTMENT MANAGEMENT, INC., AS LESSOR, AND OCTEL AMERICA, AS LESSEE [PLM #5114-01]

25.1   Renewal Agreement to Rider 11 dated as of February 9, 2004

25.2   Rider 11 to Lease Agreement dated as of February 18, 2004

26   MASTER RAILCAR LEASING AGREEMENT DATED AS OF FEBRUARY 1, 1988 BY AND BETWEEN PLM EQUIPMENT GROWTH FUND CANADA LIMITED, AS LESSOR, AND C-I-L INC., AS LESSEE [PLM #4822-01]

26.1   Letter Agreement dated as of October 1, 1997 between PLM Railcar Mgt. Services and ICI Canada Inc. assigning Master Railcar Leasing Agreement to PCI Chemicals Canada Inc.

26.2   Rider No. 4 to Master Railcar Leasing Agreement dated as of April 18, 1990

26.3   Renewal Agreement to Rider 4 dated as of July 23, 1993

26.4   Amendment and Renewal Agreement to Rider 4 dated as of June 29, 1995

26.5   Renewal Agreement to Rider 4 dated as of August 9, 2000

26.6   Rider 22 to Master Railcar Leasing Agreement dated as of April 14, 1992

26.7   Renewal Agreement to Rider 22 dated as of October 5, 1993

26.8   Renewal Agreement to Rider 22 dated as of March 3, 1994

26.9   Renewal Agreement to Rider 22 dated as of May 6, 1997

26.10   Amendment and Renewal Agreement to Rider 22 dated as of April 30, 2002

26.11   Rider 23 to Master Railcar Leasing Agreement dated as of May 17, 1995

26.12   Amendment to Rider 23 dated as of February 18, 1997

26.13   Renewal Agreement to Rider 23 dated as of December 22, 1999

26.14   Rider 24 to Master Railcar Leasing Agreement dated as of May 17, 1995

26.15   Renewal Agreement to Rider 24 dated as of December 22, 1999

27   MASTER RAILCAR LEASING AGREEMENT DATED AS OF MARCH 1, 1991 BY AND BETWEEN PLM EQUIPMENT GROWTH FUND CANADA LIMITED, AS LESSOR, AND PETROMONT AND COMPANY, LIMITED BY PETROMONT INC., AS LESSEE [PLM #4855-01]

27.1   Rider 4 to Master Railcar Leasing Agreement (not dated)

27.2   Renewal Agreement to Rider 4 dated as of July 19, 2002

28   MASTER RAILCAR LEASING AGREEMENT DATED AS OF FEBRUARY 1, 1992 BY AND BETWEEN PLM EQUIPMENT GROWTH FUND CANADA LIMITED, AS LESSOR, AND SIMPLOT CANADA LIMITED, AS LESSEE [PLM #6355-01]

28.1   Rider 5 to Master Railcar Leasing Agreement dated as of April 15, 1997

28.2   Amendment to Rider 5 dated as of June 10, 1997

28.3   Renewal Agreement to Rider 5 dated as of March 11, 2002

28.4   Amendment to Rider 5 dated as of August 29, 2002

28.5   Rider 7 to Master Railcar Leasing Agreement dated as of November 26, 1997

28.6   Amendment to Rider 7 dated as of March 23, 1998

28.7   Renewal Agreement to Rider 7 dated as of February 6, 2003

28.8   Rider 9 to Master Railcar Leasing Agreement dated as of September 23, 1999

28.9   Amendment to Rider 9 dated as of January 4, 2000

28.10   Rider 10 to Master Railcar Leasing Agreement dated as of June 11, 2001

28.11   Amendment and Renewal Agreement to Rider 10 dated as of June 11, 2001

28.12   Rider 11 to Master Railcar Leasing Agreement dated as of March 9, 2003

28.13   Renewal Agreement to Rider 11 dated as of March 9, 2004

29   LEASE AGREEMENT FOR RAILROAD TANK CARS DATED AS OF APRIL 28, 2004 BY AND BETWEEN TRANSPORTATION EQUIPMENT-PLM, LLC, AS LESSOR, AND SINCLAIR OIL CORPORATION, AS LESSEE [PLM #4762-01]

29.1   Rider 1 to Lease Agreement dated as of May 26, 2004

30   MASTER RAILCAR LEASING AGREEMENT DATED MARCH 25, 1993 BY AND BETWEEN PLM EQUIPMENT GROWTH FUND CANADA LIMITED, AS LESSOR AND SKEENA CELLULOSE INC., AS LESSEE [PLM #6357-01]

30.1   Certificate of Change of Name evidencing name change back to Skeena Cellulose Inc.

30.2   Rider 4 to Master Railcar Leasing Agreement (not dated)

31   LEASE AGREEMENT FOR RAILROAD TANK CARS DATED AS OF AUGUST 19, 1998 BY AND BETWEEN PLM INVESTMENT MANAGEMENT, INC., AS LESSOR, AND SOUTHWEST RAIL INDUSTRIES INC., AS LESSEE [PLM #5890-01]

31.1   Rider 2 to Lease Agreement dated as of October 14, 1998

32   MASTER RAILCAR LEASING AGREEMENT DATED AS OF SEPTEMBER 5, 2000 BY AND BETWEEN PLM EQUIPMENT GROWTH FUND CANADA LIMITED, AS LESSOR, AND STITTCO ENERGY LIMITED, AS LESSEE [PLM #6890-01]

32.1   Rider 1 to Master Railcar Leasing Agreement dated as of October 2, 2000

32.2   Renewal Agreement to Rider 1 dated as of November 10, 2003

32.3   Rider 2 to Master Railcar Leasing Agreement dated as of September 20, 2001

32.4   Renewal Agreement to Rider 2 dated as of August 28, 2002

32.5   Amendment to Rider 2 dated as of June 1, 2004

33   LEASE AGREEMENT FOR RAILROAD TANK CARS DATED AS OF NOVEMBER 7, 2002 BY AND BETWEEN PLM INVESTMENT MANAGEMENT, INC., AS LESSOR, AND SUNCOR ENERGY MARKETING INC., AS LESSEE [PLM #6280-01]

33.1   Rider 1 to Lease Agreement dated as of November 12, 2002

33.2   Amendment to Rider 1 dated as of May 6, 2003

33.3   Renewal Agreement to Rider 1 dated as of November 21, 2003

33.4   Amendment Agreement to Rider 1 dated as of June 30, 2004 (unsigned)

34   MASTER RAILCAR LEASING AGREEMENT DATED AS OF JUNE 1, 2001 BY AND BETWEEN PLM INVESTMENT MANAGEMENT, INC., AS LESSOR, AND SUPERIOR PROPANE INC., AS LESSEE [PLM #6558-01]

34.1   Rider No. 1 to Master Railcar Leasing Agreement dated as of March 18, 2002

35   LEASE AGREEMENT FOR RAILROAD TANK CARS DATED AS OF JANUARY 1, 1995 BY AND BETWEEN PLM INVESTMENT MANAGEMENT, INC., AS LESSOR, AND TANNER INDUSTRIES, AS LESSEE [PLM #4565-01]

35.1   Rider 1 to Lease Agreement dated as of May 2, 1995

35.2   Renewal Agreement to Rider 1 dated as of February 1, 2000

35.3   Renewal Agreement to Rider 1 dated as of January 16, 2001

35.4   Renewal Agreement to Rider 1 dated as of November 6, 2003

35.5   Rider 2 to Lease Agreement dated as of June 29, 2004

36   MASTER LEASE AGREEMENT FOR RAILROAD TANK CARS DATED AS OF JANUARY 1, 2004 BY AND BETWEEN TRANSPORTATION EQUIPMENT-PLM, LLC, AS LESSOR, AND TESORO REFINING AND MARKETING CO., AS LESSEE [PLM #4981-01] [UNSIGNED]

36.1   Rider 1 to Master Lease Agreement (not dated and unsigned)

36.2   Amendment to Rider No. 1 dated as of May 4, 2004 (unsigned)

36.3   Amendment to Rider 1 dated as of June 21, 2004 (unsigned)

37   MASTER LEASE AGREEMENT FOR RAILROAD CARS DATED AS OF JUNE 25, 2003 BY AND BETWEEN PLM INVESTMENT MANAGEMENT, INC., AS LESSOR, AND TRANSAMMONIA, INC., AS LESSEE [PLM #5734-01]

37.1   Rider 15 to Master Lease Agreement dated as of June 27, 2003

37.2   Rider 16 Master Lease Agreement dated as of June 27, 2003

37.3   Amendment to Rider 16 dated as of October 21, 2003

37.4   Amendment to Rider 16 dated as of June 10, 2004 (unsigned)

38   LEASE AGREEMENT FOR RAILROAD CARS DATED APRIL 19, 1990 BY AND BETWEEN PLM INVESTMENT MANAGEMENT, INC., AS LESSOR AND TRANSPORTATION EQUIPMENT, INC., AS LESSEE [PLM #5828-01]

38.1   Letter Agreement dated as of January 25, 1995 between PLM Transportation Equipment Corporation and Transportation Equipment, Inc. regarding cleaning

38.2   Rider 31 to Lease Agreement dated as of February 7, 1997

38.3   Renewal Agreement to Rider 31 dated as of March 8, 2002

38.4   Renewal Agreement to Rider 31 dated as of March 8, 2002

39   LEASE AGREEMENT FOR RAILROAD CARS DATED AS OF APRIL 1, 1989 BY AND BETWEEN PLM INVESTMENT MANAGEMENT, INC., AS LESSOR, AND TRINITY MANUFACTURING, AS LESSEE [PLM #4561-01]

39.1   Rider 11 to Lease Agreement (not dated)

39.2   Renewal Agreement to Rider 11 dated as of November 4, 2002

39.3   Rider 16 to Lease Agreement dated as of May 14, 2002

39.4   Amendment to Rider 16 dated as of May 20, 2004 (unsigned)

39.5   Rider 18 to Lease Agreement dated as of June 10, 2003

39.6   Rider 19 to Lease Agreement (not dated and unsigned)

40   LEASE AGREEMENT FOR RAILROAD TANK CARS DATED AS OF APRIL 2, 1993 BY AND BETWEEN PLM INVESTMENT MANAGEMENT, INC., AS LESSOR, AND UNITED REFINING COMPANY, AS LESSEE [PLM #4863-01]

40.1   Rider 1 to Lease Agreement dated as of December 28, 1993

40.2   Renewal Agreement to Rider 1 dated as of August 10, 1994

40.3   Renewal Agreement to Rider 1 dated as of August 27, 1996

40.4   Renewal Agreement to Rider 1 dated as of August 30, 2001

40.5   Amendment to Rider 1 dated as of July 29, 2002

40.6   Amendment to Rider 1 dated as of May 25, 2003

40.7   Amendment to Rider 1 dated as of April 30, 2004

41   MASTER RAILCAR LEASING AGREEMENT DATED AS OF APRIL 1, 1988 BY AND BETWEEN PLM EQUIPMENT GROWTH FUND CANADA LIMITED, AS LESSOR, AND WESTERN CO-OPERATIVE FERTILIZERS LIMITED, AS LESSEE [PLM #4870-01]

41.1   Rider 4 to Master Railcar Leasing Agreement dated as of November 4, 1991

41.2   Renewal Agreement to Rider 4 dated as of February 16, 1996

41.3   Renewal Agreement to Rider 4 dated as of January 21, 2002

41.4   Amendment and Renewal Agreement to Rider 4 dated as of May 24, 2002

41.5   Amendment and Renewal Agreement to Rider 4 dated as of May 24, 2002

41.6   Amendment and Renewal Agreement to Rider 4 dated as of May 7, 2004

41.7   Rider 12 to Master Railcar Leasing Agreement dated as of February 14, 1997

41.8   Amendment to Rider 12 dated as of May 6, 1997

41.9   Renewal Agreement to Rider 12 dated as of August 1, 2002

41.10   Rider 13 to Master Railcar Leasing Agreement dated as of July 7, 1997

41.11   Amendment to Rider 13 dated as of September 9, 1997

41.12   Renewal Agreement to Rider 13 dated as of July 1, 2002

42   LEASE AGREEMENT FOR RAILROAD TANK CARS DATED AS OF MARCH 1, 1999 BY AND BETWEEN PLM INVESTMENT MANAGEMENT, INC., AS LESSOR, AND WESTLAKE CA&O CORPORATION, AS LESSEE [PLM #5171-01]

42.1   Rider 4 to Lease Agreement dated as of August 9, 2002

42.2   Renewal Agreement to Rider 4 dated as of April 12, 2004 (unsigned)

43   MASTER LEASE AGREEMENT FOR RAILROAD TANK CARS DATED JANUARY 1, 1993 BY AND BETWEEN PLM INVESTMENT MANAGEMENT, INC., AS LESSOR AND HYDRO AGRI NORTH AMERICA, INC., AS LESSEE [PLM #5189-01]

43.1   Notice dated December 30, 2003 regarding name change to Yara North America, Inc.

43.2   Rider 6 to Master Lease Agreement dated as of December 22, 2003

43.3   Rider 7 to Master Lease Agreement dated as of December 22, 2003

43.4   Amendment to Rider 7 dated as of June 8, 2004 (unsigned)

43.5   Rider 8 to Master Lease Agreement dated as of December 22, 2003

43.6   Amendment to Rider 8 dated as of June 9, 2004 (unsigned)

SCHEDULE D TO
RAIL CAR PURCHASE AND SALE AGREEMENT

List of all Repair Cars and Cars in Storage

Growth Fund I		Growth Fund II		Growth Fund IV
DCTX	33312	PLMX	4503	PLEX	3348

CITX	34793	CITX	3827	PLEX	3413

CITX	34811	CITX	35808	PLMX	733210

CITX	35041	PLMX	3814	PLEX	3415

DCTX	33308	CITX	4218	PLMX	35609

CITX	35062	PLMX	3411	PLEX	3353

CITX	30085	PLMX	25254	PLMX	35603

CITX	34938	PLMX	25255

CITX	34942	PLMX	25272

CITX	35006	PLMX	3808

CITX	35084

DCTX	33184

CITX	34771

CITX	35060

DCTX	33233

DCTX	33236

CITX	34769

CITX	34803

DCTX	33302

CITX	34543

CITX	35004

CITX	35015

EXHIBIT A

BILLS OF SALE

[See Attached]

EXHIBIT B

ASSIGNMENT AND ASSUMPTION OF LEASES AGREEMENTS

[See Attached]